EXHIBIT INDEX

5.1 Loan and Credit Facility Agreement dated as of March 31, 1998 by and between Montgomery CV Realty L.P. as Borrower, Century Plaza Associates, L.P. and CV Reit, Inc., as guarantors, and GMAC Commercial Mortgage Corporation, as Lender.

5.2  $7,650,000 Promissory Note dated as of April 9, 1998 from
     Montgomery CV Realty L.P. to GMAC Commercial Mortgage
     Corporation.

5.3  Mortgage and Security Agreement dated as of April 9, 1998 by
     Century Plaza Associates, L.P. to GMAC Commercial Mortgage
     Corporation.

5.4 Guaranty and Suretyship Agreement dated as of April 9, 1998 by CV Reit, Inc. to GMAC Commercial Mortgage Corporation.





                             EXHIBIT 5.1



                  LOAN AND CREDIT FACILITY AGREEMENT

                            by and between

                       MONTGOMERY CV REALTY L.P.
                              (Borrower),

                    CENTURY PLAZA ASSOCIATES, L.P.
                                  and
                             CV REIT, INC.
                             (Guarantors)

                                  and

                 GMAC COMMERCIAL MORTGAGE CORPORATION
                               (Lender)





Date:  March 31, 1998




                           TABLE OF CONTENTS

ARTICLE 1    CERTAIN DEFINITIONS . . . . . . . . . . . . . . . .1

ARTICLE 2    LOANS . . . . . . . . . . . . . . . . . . . . . . .9
   2.1  Loans. . . . . . . . . . . . . . . . . . . . . . . . . .9
   2.2  Interest . . . . . . . . . . ... . . . . . . . . . . . 10
   2.3  Default Interest . . . . . . . . . . . . . . . . . . . 10
   2.4  Payments . . . . . . . . . . . . . . . . . . . . . . . 10
   2.5  Maturity Date. . . . . . . . . . . . . . . . . . . . . 11
   2.6  Increased Cost and Reduced Return. . . . . . . . . . . 12
   2.7  No Assignment/Due on Sale. . . . . . . . . . . . . . . 12
   2.8  Loans After Default. . . . . . . . . . . . . . . . . . 13
   2.9  Funding of Facility. . . . . . . . . . . . . . . . . . 13
   2.10 Periodic Review. . . . . . . . . . . . . . . . . . . . 14
   2.11 Substitution of Projects . . . . . . . . . . . . . . . 14
   2.12 Release of Projects. . . . . . . . . . . . . . . . . . 15

ARTICLE 3    CRITERIA AND CONDITIONS . . . . . . . . . . . . . 15
   3.1  Loan Criteria. . . . . . . . . . . . . . . . . . . . . 15
   3.2  New Loan Conditions. . . . . . . . . . . . . . . . . . 16
   3.3  General Conditions . . . . . . . . . . . . . . . . . . 18
   3.4  Procedure. . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 4    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . 19
   4.1  Inspections. . . . . . . . . . . . . . . . . . . . . . 19
   4.2  Existence, Properties, Etc . . . . . . . . . . . . . . 19
   4.3  Payment of Indebtedness, Taxes, Etc. . . . . . . . . . 20
   4.4  Financial Statements/Project Reports . . . . . . . . . 20
   4.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . 21
   4.6  Payment of Costs and Expenses. . . . . . . . . . . . . 22
   4.7  Security Interest. . . . . . . . . . . . . . . . . . . 23
   4.8  Further Assurances . . . . . . . . . . . . . . . . . . 23
   4.9  Personalty and Fixtures. . . . . . . . . . . . . . . . 23
   4.10 Appraisal. . . . . . . . . . . . . . . . . . . . . . . 23
   4.11 Insurance. . . . . . . . . . . . . . . . . . . . . . . 23
   4.12 Management Agreement . . . . . . . . . . . . . . . . . 24
   4.13 REIT Status. . . . . . . . . . . . . . . . . . . . . . 24
   4.14 Net Worth. . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 5    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . 24
   5.1  Additional Financing . . . . . . . . . . . . . . . . . 24
   5.2  No Waste . . . . . . . . . . . . . . . . . . . . . . . 24
   5.3  Negative Pledge. . . . . . . . . . . . . . . . . . . . 25
   5.4  Consolidations, Mergers and Acquisitions . . . . . . . 25
   5.5  Judgments. . . . . . . . . . . . . . . . . . . . . . . 26
   5.6  Use of a Project . . . . . . . . . . . . . . . . . . . 26
   5.7  Changes in Ownership/Control.. . . . . . . . . . . . . 26

ARTICLE 6    RESERVES . . . . . . . . . . . . . . . . . . . .  26
   6.1  Establishment of Reserves. . . . . . . . . . . . . . . 26
   6.2  Reserves as Additional Security and
          Source of Repayment. ............................. . 26
   6.3  Deposits . . . . . . . . . . . . . . . . . . . . . . . 27
   6.4  Disbursements. . . . . . . . . . . . . . . . . . . . . 27
   6.5  Use of Insurance Reserve.. . . . . . . . . . . . . . . 27

ARTICLE 7    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 27
   7.1  Organization, Power, Etc . . . . . . . . . . . . . . . 27
   7.2  Authorization of Borrowing, Etc. . . . . . . . . . . . 28
   7.3  Governmental Approval. . . . . . . . . . . . . . . . . 28
   7.4  No Material Changes, Etc . . . . . . . . . . . . . . . 28
   7.5  Permits. . . . . . . . . . . . . . . . . . . . . . . . 29
   7.6  Litigation . . . . . . . . . . . . . . . . . . . . . . 29
   7.7  Compliance With Other Instruments, Laws, Etc.. . . . . 29
   7.8  Agreements . . . . . . . . . . . . . . . . . . . . . . 29
   7.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 29
   7.10 Compliance with Law. . . . . . . . . . . . . . . . . . 29
   7.11 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 30
   7.12 Financial Statements . . . . . . . . . . . . . . . . . 30
   7.13 Place of Business. . . . . . . . . . . . . . . . . . . 30
   7.14 Brokerage Commission . . . . . . . . . . . . . . . . . 30
   7.15 Utilities. . . . . . . . . . . . . . . . . . . . . . . 30
   7.16 Access . . . . . . . . . . . . . . . . . . . . . . . . 30
   7.17 Supporting Documents . . . . . . . . . . . . . . . . . 30
   7.18 Title to Projects. . . . . . . . . . . . . . . . . . . 31
   7.19 Title to Collateral Notes. . . . . . . . . . . . . . . 31
   7.20 Leases . . . . . . . . . . . . . . . . . . . . . . . . 31
   7.21 Compliance with Environmental Laws . . . . . . . . . . 31

ARTICLE 8    EVENTS OF DEFAULT AND CERTAIN REMEDIES. . . . . . 32
   8.1  Default. . . . . . . . . . . . . . . . . . . . . . . . 32
   8.2  Cross Default and Cross Collateralization. . . . . . . 33
   8.3  Remedies . . . . . . . . . . . . . . . . . . . . . . . 33
   8.4  Remedies Cumulative. . . . . . . . . . . . . . . . . . 34

ARTICLE 9    LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES . . 34
   9.1  No Obligation by Lender to Operate . . . . . . . . . . 34
   9.2  Indemnity by Borrower. . . . . . . . . . . . . . . . . 35
   9.3  Relationship of Parties. . . . . . . . . . . . . . . . 36
   9.4  Liability of Lender. . . . . . . . . . . . . . . . . . 36

ARTICLE 10   MISCELLANEOUS . . . . . . . . . . . . . . . . . . 36
   10.1 Amendment; Waiver. . . . . . . . . . . . . . . . . . . 36
   10.2 Severability . . . . . . . . . . . . . . . . . . . . . 37
   10.3 Estoppel Certificates. . . . . . . . . . . . . . . . . 37
   10.4 Governing Law; Jurisdiction and Venue. . . . . . . . . 37
   10.5 Headings . . . . . . . . . . . . . . . . . . . . . . . 37
   10.6 Notices. . . . . . . . . . . . . . . . . . . . . . . . 37
   10.7 Publicity. . . . . . . . . . . . . . . . . . . . . . . 39
   10.8 Survival of Agreement. . . . . . . . . . . . . . . . . 39
   10.9 Waiver of Jury Trial.. . . . . . . . . . . . . . . . . 39
   10.10  Controlling Document.  . . . . . . . . . . . . . . . 40
   10.11  Successors.  . . . . . . . . . . . . . . . . . . . . 40
   10.12  Time.. . . . . . . . . . . . . . . . . . . . . . . . 40
   10.13  Changes. . . . . . . . . . . . . . . . . . . . . . . 40
   10.14  Counterparts.  . . . . . . . . . . . . . . . . . . . 40
   10.15  Recitals.  . . . . . . . . . . . . . . . . . . . . . 40

LIST OF LOAN SCHEDULES . . . . . . . . . . . . . . . . . . . . 44


List of Exhibits
Exhibits
List of Loan Schedules
Loan Schedules


                  LOAN AND CREDIT FACILITY AGREEMENT


       THIS LOAN AND CREDIT FACILITY AGREEMENT (the "Agreement") is made as of the 31st day of March, 1998, by and between MONTGOMERY CV REALTY L.P., a Delaware limited partnership ("Borrower"), CENTURY PLAZA ASSOCIATES, L.P., a Delaware limited partnership, CV REIT, INC., a Delaware corporation (each, a "Guarantor" and collectively, "Guarantors") and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender").


                        PRELIMINARY STATEMENTS

     a. Borrower has requested Lender to make loans to Borrower or affiliates of the Borrower with a maximum outstanding principal amount of One Hundred Million Dollars ($100,000,000) and Lender has agreed to do so subject to the terms and conditions set forth herein and in the other Facility Loan Documents (as defined below).

     b. To secure the Loans and Borrower's obligations under this Agreement and the Facility Loan Documents,
          Borrower has executed and delivered or agreed to execute and deliver to Lender the Mortgages, as defined below.

       NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties intending to be legally bound agree as follows:


                               ARTICLE 1
                          CERTAIN DEFINITIONS

       The following terms have the following meanings in this
Agreement:

       1.1 "Affiliate" shall mean, with respect to any person or entity, (i) each person or entity that controls, is controlled by or is under common control with such person or entity, and (ii) each of such person's or entity's officers, directors, members, joint venturers and partners.

       1.2  "Annual Administration Fee" shall mean $25,000 per
Loan Year.

       1.3 "Appraisal" shall mean an appraisal of any Project or Collateral Note required or ordered by Lender from time to time, at Borrower's sole cost and expense, in form and substance acceptable to Lender.

       1.4  "Appraised Value" shall have the meaning set forth in
Section 3.1 below.

       1.5 "Assignment of Leases" shall mean the Assignment of Landlord's Interest in Leases and Rents executed by Borrower and delivered to Lender for each Loan, in form and substance acceptable to Lender.

       1.6 "Assignment of Service Contracts" shall mean the Collateral Assignment of Maintenance, Management and Service
Contracts executed by Borrower and delivered to Lender for each Loan, in form and substance acceptable to Lender.

       1.7 "Borrower" shall be the entity defined as the Borrower in the introductory paragraph of this Agreement, or affiliates of such Borrower. If Borrower is more than one entity, Borrowers shall have joint and several liability hereunder.

       1.8 "Building" shall mean that certain existing shopping center complex or other commercial building described in the Loan
Schedule for each Loan.

       1.9 "Collateral Note" or "Collateral Notes" shall mean the note or notes receivable which Borrower pledges as collateral for a Loan.

       1.10 "Commitment Fee" shall mean one percent (1%) of the maximum Loan amounts available under this Agreement, i.e., $1,000,000.

       1.11 "Completion/Repair Reserve" shall have the meaning set forth in Section 6.1.

       1.12 "Completion/Repair Agreement" shall mean that certain
Completion/Repair and Security Agreement given by Borrower to Lender for each Loan.

       1.13 "Consulting Engineer" shall mean the engineer, if any, designated by Lender from time to time with respect to each Project.

       1.14 "Debt Service" shall mean the payments of interest due under this Agreement.

       1.15 "Debt Service Coverage Ratio" shall mean a ratio derived by dividing Net Operating Income for a twelve-month period by debt service for a twelve-month period as set forth in
Section 2.9(c).

       1.16 "Default Rate" shall have the meaning set forth in
Section 2.3.

       1.17 "Environmental Indemnity Agreement" shall mean the
Environmental Indemnity Agreement executed by Borrower and delivered to Lender for each Loan, in form and substance acceptable to Lender.

       1.18 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, and the regulations promulgated thereunder, as the same may be amended from time to time.

       1.19 "Event of Default" shall have the meaning given to it in Article 8 below.

       1.20 "Exit Fee" shall mean a fee of 1% of the Outstanding Facility Amount that is being repaid, provided,however, that the Exit Fee shall be waived (a) dollar for dollar to the extent that Lender has originated up to $40,000,000 of permanent financing at market rates for best borrowers for an associated entity of Borrower, and (b) entirely if the Lender has originated $40,000,000 or more of permanent financing at market rates for best borrowers for an associated entity of the Borrower, in which case, any Exit Fee previously paid to the Lender shall be refunded to the Borrower.

       1.21 "Facility Loan Documents" shall mean this Agreement and for each Loan, the Note, the Mortgage, the Assignment of Leases, the Assignment of Service Contracts, the Guaranty, the Environmental Indemnity Agreement, the Lock Box Agreement and all other documents, instruments and agreements now existing or hereafter entered into by Borrower or any other person with Lender evidencing or securing each of the Loans, as the same may be amended from time to time. The Facility Loan Documents executed and delivered by Borrower for each Loan are listed on the Loan Schedule for each Loan.

       1.22 "Final Maturity Date" shall have the meaning set forth in Section 2.5.

       1.23 "Governmental Requirements" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any governmental authority (whether federal, state or local) applicable to Borrower or any Project, whether now in effect or hereafter enacted.

       1.24 "Guaranty" shall mean the Guaranty and Surety
Agreement executed by each Guarantor and delivered to Lender for each Loan, in form and substance acceptable to Lender.

       1.25 "Initial Maturity Date" shall have the meaning set forth in Section 2.5.

       1.26 "Improvements" shall mean the Building and other improvements described in the Loan Schedule for each Loan.

       1.27 "Insurance Reserve" shall mean an amount for each Project that is equal to 6 months of the premiums that Lender would incur in order to purchase the insurance required by this Agreement and the Mortgage.

       1.28 "Interest Payment Date" shall have the meaning set forth in Section 2.4(a).

       1.29 "Interest Rate" shall have the meaning set forth in
Section 2.2.

       1.30 "Land" shall mean the real property described in the Loan Schedule for each Loan which is the real property covered by a Mortgage.

       1.31 "LIBOR Rate" shall have the meaning set forth in
Section 2.2.

       1.32 "Lease" or "Leases" shall mean the leases of space in each Project acceptable to Lender or otherwise permitted pursuant to any Facility Loan Document.

       1.33 "Loans" shall mean the aggregate outstanding principal amount advanced under this Agreement to Borrower, which shall not exceed $100,000,000 at any one time. A "Loan" shall mean any individual advance of a portion of the outstanding principal amount advanced pursuant to the terms of this Agreement which is secured by a separate Project or Projects or Collateral Note or Collateral Notes.

       1.34 "Loan Schedule" shall mean each schedule attached to this Agreement, numbered 1-1, 2-1, 3-1, etc., for each Loan which Lender has committed to make, setting forth the amount of the Loan, description of the Land, Building and Improvements, the types and amounts of Reserves required, and the Facility Loan Documents.

       1.35 "Loan to Value Ratio" shall mean a ratio derived by dividing the Outstanding Facility Amount by the aggregate
Appraised Value of the Project or Projects, the appraised value of the Collateral Note or Collateral Notes, or both, securing the Loans.

       1.36 "Lock Box Agreement" shall mean the lock box agreement between Borrower, any Affiliate and Lender for each Loan, granting to Lender the right to cause Tenants to pay the rents and other sums due from Tenant directly to an account controlled by Lender upon an Event of Default.

       1.37 "Loan Year" shall be each successive twelve calendar months following the first day of the month immediately succeeding the date of this Agreement.

       1.38 "Maximum Outstanding Facility Amount" shall mean the maximum amount that can be outstanding at any one time hereunder as set forth in Section 2.9(b)(i), but in no event more than $100,000,000.

       1.39 "Mortgage" or "Mortgages" shall mean the mortgages or deeds of trust granted by Borrower for the benefit of Lender for each Loan, granting to Lender a first priority lien on the Land, the Building and the Improvements, and granting a security interest in the Personal Property relating to each Project, and recorded among the real property records of the jurisdiction in which the Land is located, as such Mortgage or Mortgages may be amended from time to time, in form and substance acceptable to Lender.

       1.40 "Net Operating Income" shall mean the gross proceeds in whatever form or nature for, arising in connection with ownership of real property and Collateral Notes pledged as security for a Loan less Operating Expenses, as determined by Lender.

       1.41 "Newly Acquired Project" shall mean a Project being acquired by Borrower with a Loan.

       1.42 "Note" or "Notes" shall mean the promissory notes from Borrower made payable to the order of Lender for each Loan in the principal amount set forth on the Loan Schedule for each Loan, such Notes to be in form and substance acceptable to Lender.

       1.43 "Operating Expenses" shall mean all expenses actually incurred by Borrower or its property manager with respect to the ownership, operation, maintenance, repair, leasing and occupancy of the Projects, determined on the basis of sound accrual basis accounting practices applied on a consistent basis, including but not limited to any and all of the following:

            (a) general real estate taxes, including funds deposited in a reserve account not otherwise accounted for under the accrual method of accounting or not funded by a Loan under this Agreement, at Lender's request, so long as such funds are only included at the time of deposit into the account and not at the time of payment of such taxes;

            (b)  special assessments or similar charges;

            (c)  personal property taxes;

            (d) costs of utilities, air conditioning and heating for the Projects, not paid directly by any tenants of the Projects;

            (e) maintenance and repair costs of a non-capital nature;

            (f)  operating and management expenses and fees;

            (g) premiums payable for insurance carried on or with respect to the Projects, including funds deposited in a reserve account not otherwise accounted for under the accrual method of accounting or not funded by a Loan under this Agreement, at Lender's request, so long as such funds are only included at the time of deposit into the account and not at the time of payment of such premiums;

            (h)  costs, including leasing commissions,
advertising and promotion costs, to obtain any new Lease or to extend or renew any existing Lease, and the costs of work performed to ready tenant space in the Project for new or renewal occupancy under any Lease, such costs to be amortized over the primary term of the Lease, together with any exercised renewal options, to the extent such costs are not counted as an expense (but excluding any costs for replacements or improvements of a capital nature);

            (i) accounting and audit fees and costs, attorneys' fees, and other administrative and general expenses and disbursements, in each case incurred by Borrower in connection with the operation and management of the Project; and

            (j) any portion of gross proceeds approved by Lender which is deposited during the period in respect of which Operating Expenses are being determined in a reserve account for future maintenance and repair costs of the Project not otherwise accounted for under the accrual method of accounting or not funded by a Loan under this Agreement (but excluding any reserves for replacements or improvements of a capital nature).


       Notwithstanding anything contained herein, Operating
Expenses shall not include:

            (a) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income;

            (b) depreciation, amortization and any other non-cash deduction of Borrower for income tax purposes;

            (c) payment of principal or interest on or charges related to any loan of Borrower;

            (d) any compensation or fees paid to managing agents, leasing agents, brokers or other third parties, whether or not Affiliates of Borrower, which are in excess of the reasonable and necessary compensation or fees which would be payable in arms' length transactions for similar services to third parties in the local geographic area in which such Project is located (it being understood that management fees equal to or less than five percent (5%) of gross proceeds actually received during the period for which such fee is computed are deemed to be reasonable);

            (e) management fees paid to Borrower or an Affiliate of Borrower exceeding five percent (5%) of gross proceeds actually received during the period for which such fee is computed;

            (f) distributions to shareholders, partners, members or other beneficial interests of the Borrower;

            (g) any fees attributable to Borrower (including legal, audit and other ownership expenses) not directly related to the operation of the Project;

            (h) expenses not incurred for the period in question which did not result in cash disbursements during said period;

            (i) costs and expenses relating to the sale or transfer of all or a part of the Project or any financing;

            (j) any improvements to the Project of a capital nature (as determined in accordance with generally accepted accounting principles); and

            (k) any expenses paid out of any reserve account, as to which the deposit in such reserve account has already been included within Operating Expenses.

       1.44 "Opinion of Counsel" shall mean an opinion letter from Borrower's counsel to and for the benefit of Lender and Lender's counsel, regarding Borrower, the Loan, the authorization, validity, and enforceability of the Facility Loan Documents, the authority of Borrower to transact business in the jurisdiction in which the Project is located and such other matters as Lender may reasonably request, in form and substance acceptable to Lender.

       1.45 "Outstanding Facility Amount" shall mean the aggregate amount advanced to Borrower but unpaid in accordance with the terms and conditions of this Agreement.

       1.46 "Permitted Encumbrances" shall mean (i) the lien and security interest of Lender arising under this Agreement, under the Mortgage, or under any other Facility Loan Document;
(ii) such matters as are expressly stated as exceptions to title in any Title Insurance Policy accepted by Lender; (iii) liens for taxes, assessments, or governmental charges or levies not yet due and payable, or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that a reserve or other appropriate provision as may be required by generally accepted accounting principles shall have been made therefor and no foreclosure, distraint, sale or other similar proceedings shall have been commenced; (iv) Leases;
and (v) such other matters affecting the Project as Lender may accept in writing from time to time in Lender's sole discretion.

       1.47 "Personal Property" shall mean all of Borrower's now owned and hereafter acquired personal property and fixtures located on the Land, in the Building or in the Improvements, or obtained or held in connection with the Land, Improvements, or the Loan, regardless of where such personalty is located, including, but not by way of limitation, all goods, fixtures, equipment, inventory, products of inventory, accounts, contract rights, leases, security deposits, letters of credit, proceeds of letters of credit, chattel paper, general intangibles and instruments, and all cash and non-cash proceeds thereof, including but not limited to insurance proceeds.

       1.48 "Project(s)" shall mean, for each Loan, the Land, the Building, Improvements and the Personal Property.

       1.49 "Replacement Reserve Agreement" shall mean the
Replacement Reserve and Security Agreement between Borrower and
Lender for each Loan.

       1.50 "Reserves" shall mean the Completion/Repair Reserve, the TI/Leasing Commissions Reserve and the Replacement Reserve
(as defined in Section 6.1).

       1.51 "SEC" shall mean the Securities and Exchange
Commission.

       1.52 "Supporting Documents" shall mean (i) resolutions or authorizations of the members of or board of directors of Borrower and Guarantors, authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder and the Facility Loan Documents; (ii) a certificate of Borrower and Guarantors as to authenticity and completeness of the organizational documents of Borrower and Guarantors attached thereto, and as to the incumbency and signatures of the authorized agent or officer of Borrower and Guarantors signing the Facility Loan Documents; (iii) a certificate of the Secretary of State from the state of formation as to the good standing of Borrower and Guarantors, and documents on file; and
(iv) such additional organizational documents as Lender or counsel to Lender may reasonably request.

       1.53 "Survey" shall mean a current, as-built survey prepared at Borrower's expense in accordance with the survey requirements previously supplied to Borrower by Lender, by a licensed surveyor who shall certify thereon that the location of the Improvements is in compliance with all set-back lines and other applicable restrictions and such other certifications as Lender may request.

       1.54 "Tenant" shall refer to each tenant under a Lease.

       1.55 "Tenant's Documents" shall mean as to each Lease, an estoppel certificate and a subordination, non-disturbance and attornment agreement, in form and substance acceptable to Lender, executed at Lender's option by the Tenant (and any subtenant or assignee of the Tenant) and delivered to Lender.

       1.56 "TI/Leasing Commissions Agreement" shall mean that certain Tenant Improvements/Leasing Commissions and Security
Agreement given by Borrower to Lender for each Loan.

       1.57 "Title Company" shall mean Chicago Title Insurance Company, which is the title insurance company that has issued or will issue the title insurance commitment for a lender's policy covering the Land and Improvements on the Land and shall issue the Title Insurance Policy, and all necessary endorsements thereto, or such other title insurance company as may be acceptable to Lender.

       1.58 "Title Insurance Policy" shall mean the mortgagee policy of title insurance issued in standard ALTA 1970 (amended
1984) form by the Title Company, at Borrower's sole cost and expense, to insure the lien and first priority of the Mortgage with respect to the Land and Improvements on the Land, without exceptions as to mechanics' liens or survey and with no other exceptions objectionable to Lender.

       1.59 "Total Acquisition Costs" shall mean the cost to purchase a Newly Acquired Project, including commissions, due diligence costs, transfer tax and all standard closing costs.

       1.60 "Underwriting Fee" shall mean a fee of $3,500 for each Project securing funds under this Agreement, payable at the time of funding the advance, in immediately available funds; provided however, the maximum cumulative Underwriting Fee chargeable during the term of this Agreement shall not exceed $35,000.

       1.61 "Use of Proceeds" shall mean the use of any Loan hereunder which satisfies Lender's underwriting standards in Lender's discretion, predominantly in connection with the acquisition, expansion and renovation, financing and refinancing of real estate (including reimbursement of equity advanced by Borrower for any of the aforementioned purposes).

       In addition, any demand, approval or decision to be given or made hereunder in "Lender's discretion" shall be given or made in Lender's sole, absolute and subjective discretion.


                               ARTICLE 2
                                 LOANS

       2.1 Loans. Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make the Loans to Borrower in the maximum principal amount of One Hundred
Million Dollars ($100,000,000) and Borrower agrees to pay the amounts due hereunder and otherwise comply with the terms and conditions hereof. The proceeds of the Loans will be advanced from time to time set forth herein until the last day of the twenty-fourth full month following the date of execution of this Agreement. Loans advanced under this Agreement are non-revolving, provided, however, if Borrower purchases the Project located in Chalfont, Pennsylvania and the two Projects located in Marlton, New Jersey (the "Chalfont and Marlton Projects") utilizing Loans advanced under this Agreement and the Chalfont and Marlton Projects are permanently financed by Lender within ninety (90) days following the date of this Agreement, then the amount of the Loans advanced for the purchase of the Chalfont and Marlton Projects and repaid by Borrower hereunder may be re-advanced provided that the aggregate principal amount outstanding at any one time shall not exceed One Hundred Million Dollars ($100,000,000) and provided further that Borrower has complied with all terms and conditions of this Agreement.

       2.2 Interest. Interest on so much of the principal balance of the Loans as may be outstanding from time to time shall accrue at a floating rate equal to the one month LIBOR
Rate plus 1.75% (the "Interest Rate"). The "LIBOR Rate" shall be the one month rate available to money center banks in the London Interbank Market. The Interest Rate shall be computed on a 360-day year base and shall be adjusted as of the first day of each month. The initial Interest Rate shall be set three business days prior to the date hereof. In no event shall the Interest Rate charged with respect to this Agreement exceed the maximum rate of interest permitted by applicable law from time to time. If LIBOR based rates are no longer available, the Interest Rate shall be based on a comparable index and spread as set forth in the Note.

       The Borrower acknowledges that the Interest Rate applicable to this Agreement shall be recalculated monthly and shall change as the LIBOR Rate is from time to time adjusted.

       2.3 Default Interest. Following an Event of Default under this Agreement or the Facility Loan Documents, the Outstanding Facility Amount, at the option of Lender, shall bear interest at the one month LIBOR Rate plus 4% (the "Default Rate"), from the date of the Event of Default until such Event of Default is cured. The Default Rate shall also be recalculated monthly and shall change as the LIBOR rate is from time to time adjusted.

       2.4  Payments.

            (a) Interest accrued on so much of the Loans as may be outstanding from time to time shall be due and payable by Borrower monthly in arrears commencing on the date hereof and continuing on the first day of each consecutive month prior to the Maturity Date (an "Interest Payment Date"). The "Required Monthly Payment" (as defined in the Notes) shall be adjusted and computed monthly and sent to Borrower in accordance with the provisions of the Notes.

            (b) The Annual Administration Fee shall be due and payable annually, in advance, within ten days of the first day of each Loan Year commencing on the date hereof and continuing until the Maturity Date; provided, however, the Annual Administration Fee for any Loan Year shall not be required so long as the minimum amount of each Loan is at least $2,500,000 and the number of Loans is 15 or less.

            (c) Borrower shall pay one-half, i.e. $500,000, of the Commitment Fee on or before the date of this Agreement and one-half, i.e. $500,000, of the Commitment Fee at the earlier of
(i) the first day of the nineteenth month after the date of this Agreement or (ii) the next Interest Payment Date after any amount over $50,000,000 has been advanced by Lender pursuant to this Agreement. The parties recognize that, because Lender shall only advance with respect to Collateral Notes, sixty-five (65%) percent of appraised value, it may not be possible for Borrower to borrow the full $100,000,000 maximum principal balance permitted to be borrowed in accordance with Section 2.1 hereof, notwithstanding that the Outstanding Facility Amount otherwise meets the Loan to Value and Debt Service Coverage Criteria contained in Section 3.1 hereof. If, on the last day of the twenty-fourth full month following the date of execution of this Agreement, the Outstanding Facility Amount is less than $100,000,000 solely as a result of the maximum amount permitted to be advanced as a result of calculating the Outstanding Facility Amount utilizing the sixty-five (65%) percent ratio for advances attributable to the Collateral Notes (the other Loan Criteria having been met), then the portion of the Commitment Fee that has been paid by Borrower to Lender allocable to the difference between $100,000,000 and the Outstanding Facility Amount (the "Reimbursed Amount") shall be reimbursed to Borrower; provided, however, the Reimbursed Amount shall not exceed $35,000.

            (d) Borrower shall have the right to prepay in whole or in part the Outstanding Facility Amount, on any Interest Payment Date, provided that: (i) the prepayment shall be made upon thirty days prior written notice to Lender; (ii) the prepayment amount shall be at least one million dollars ($1,000,000), with any additional amount of such prepayment in fifty thousand dollar ($50,000) increments; and (iii) Borrower shall pay the Exit Fee.

       2.5 Maturity Date. All outstanding and unpaid principal of the Outstanding Facility Amount for Loans made during the first twelve (12) months following the date of this Agreement, and all accrued but unpaid interest thereon, unless sooner paid, shall be due and payable in full on December 1, 2000 (the "Initial Maturity Date"). All outstanding and unpaid principal of the Outstanding Facility Amount for Loans made during the second twelve (12) months following the date of this Agreement, and all accrued but unpaid interest thereon, unless sooner paid, shall be due and payable in full on April 1, 2001 (the "Final Maturity Date").

       2.6  Increased Cost and Reduced Return.

            (a) If on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Lender to any tax, duty or other charge with respect to the Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Loans or any other amounts due under the Notes or this Agreement in respect of the Loans or its obligation to make the Loans (except for changes in the rate of tax on the overall net income of the Lender) and the result of the foregoing is to increase the cost to Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by Lender under the Notes or this Loan Agreement with respect thereto, by an amount reasonably deemed by the Lender to be material, then, within fifteen days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

            (b) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Lender's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

            (c) Nothing in this Section shall preclude Borrower from repaying the Loans in full, including all accrued interest and the Exit Fee, in lieu of paying such additional amount or amounts as are required under this Section.

       2.7 No Assignment/Due on Sale. This Agreement is executed for the sole benefit of Lender as additional security for the Loans, and no right to the benefits of this Agreement or to any advances of the Loans shall be assignable in whole or in part by Borrower except upon written consent by Lender. Other than as provided in Section 2.11 and Section 2.12, Borrower may not transfer or sell, directly, or indirectly, any or all of the Projects or any interest therein. Lender, in its discretion, may waive any condition or requirement hereof. Neither the Loans nor any right to an advance hereunder shall be subject to the process of any court upon legal action by or against the Borrower or by or against anyone claiming by, through, or under it. No Loan shall be made under this Agreement until Borrower complies with each and every one of the provisions hereof; provided, however, that nothing herein contained shall be considered as in any way modifying, affecting, or subordinating the obligations heretofore given or to be given by Borrower as security for the Loans, and the same shall be and remain in full force, tenor, and effect, this Agreement being intended only as evidence of and additional security and protection for the Loans and to assure to Lender that the proceeds of the Loans shall be used for the permitted Use of Proceeds.

       2.8 Loans After Default. Upon the occurrence and during the continuation of an Event of Default under this Agreement, whether or not declared to be such by Lender, Lender shall have the right to withhold all further advances.

       2.9  Funding of Facility.

            (a) Advances. Each Loan under this Agreement shall be a minimum amount of one million dollars ($1,000,000) with any additional amounts of such Loan in fifty thousand
($50,000) dollar increments. No Loan under this Agreement shall be permitted after the twenty-fourth (24th) month after the date of this Agreement.

            (b)  Maximum Outstanding Facility Amount/Loan Amount.

       (i) The Maximum Outstanding Facility Amount shall not exceed the sum of (i) seventy-five (75%) percent of the Appraised Value (as hereinafter defined) of the Projects which are collateral for the Loans; (ii) sixty-five (65%) percent of the appraised value of Collateral Notes pledged as collateral for the Loans; and (iii) one hundred (100%) percent of the Reserves and the Insurance Reserve.

       (ii) Provided the Loan Criteria in Section 3.1 are met and the Maximum Outstanding Facility Amount is not exceeded, for Newly Acquired Projects, each Loan shall not exceed the higher of
(A) seventy-five (75%) percent of the Appraised Value, or (B) one hundred (100%) percent of the Total Acquisition Costs.


            (c) Debt Service Coverage/Outstanding Facility Amount. The minimum Debt Service Coverage Ratio for the Outstanding Facility Amount shall be 1.30. The Debt Service Coverage Ratio will be recalculated quarterly or upon the making of any Loan utilizing the average interest rate of the daily closing yield of the benchmark 10-year Treasury Note as published by the Wall Street Journal for the preceding three months, plus 175 basis points using a 30-year amortization schedule.

       2.10 Periodic Review. The Loan to Value Ratio (described in Section 3.1(b)) and Debt Service Coverage/Outstanding Facility Amount (described in Section 2.9(c)) tests are maintenance tests and will be certified by Borrower and verified by Lender in addition to the Borrower's covenants contained in Section 2.9 above, (i) quarterly, no later than forty-five days following the end of each calendar quarter (such certification shall include schedules demonstrating such compliance), (ii) upon each request for a Loan, and (iii) upon the substitution, addition or release of collateral.

       To the extent either the Loan to Value Ratio or the Debt Service Coverage/Outstanding Facility Amount tests is not met at any time during the term of this Agreement, the Borrower, within ten (10) days of receiving notice from the Lender, must identify additional collateral, and within forty-five (45) days of such identification (the "45-day period") subject to the Lender's due diligence review of such additional collateral, the Borrower shall provide such additional collateral to Lender, pursuant to the guidelines listed in Section 2.11 herein. If the Lender notifies the Borrower during the 45-day period that the offered additional collateral is not acceptable to the Lender, then Borrower shall repay within thirty days thereof, without penalty except for the reimbursement to Lender of any costs actually incurred as a result of the prepayment, including without limitation, the Exit Fee, on amounts then outstanding under this Agreement an amount so that the tests described in
Section 2.9(c) and 3.1(b) are met. The Borrower shall pay all of the Lender's costs and expenses for the due diligence review of the identified additional collateral, whether or not such additional collateral is accepted by the Lender.

       2.11 Substitution of Projects. Borrower may substitute or add other existing, operational commercial properties or Collateral Notes in exchange for the release of Projects which are not Newly Acquired Projects from its Mortgage, provided that the criteria and conditions in Article 3 hereof have been satisfied, such substitution or exchange is evidenced by documents satisfactory to Lender and Lender's counsel and immediately following the substitution or addition of such Project, all covenants, terms and conditions of this Agreement are met, including but not limited to the Debt Service Coverage/Outstanding Facility Amount and Loan to Value Ratio tests. The Debt Service Coverage/Outstanding Facility Amount and Loan to Value Ratio tests shall be subject to underwriting by Lender prior to the closing of any Loan for an additional/substitute Project. Expenses associated with loan documentation and with Lender's review of the substitute/additional Projects, including due diligence, reasonable legal and consulting costs, will be paid by Borrower, and the documentation will be consistent with that required pursuant to Article 3 hereof. Borrower shall pay Lender the Underwriting Fee per Project plus costs incurred by Lender for any third party reports and out of pocket expenses. Notwithstanding any of the above, Lender will have the absolute right to reject any proposed substitute/additional Project in its sole discretion.

       2.12 Release of Projects. Any of the Projects may be released as security for this Agreement upon: (i) not less than thirty days prior written notice to Lender; (ii) payment of the portion of the Outstanding Facility Amount secured by the Project being released (without regard being given to cross-collateralization) so that the Debt Service Coverage/Outstanding Facility Amount and Loan to Value Ratio tests are met for the remaining Projects securing this Agreement; (iii) payment of the Exit Fee; and (iv) payment of all costs and expenses of Lender incurred in documenting the release, including reasonable legal, title and recording costs.


                               ARTICLE 3
                        CRITERIA AND CONDITIONS

       The obligation of Lender to make the Loans is subject to the following criteria and conditions precedent, each of which applies to every Loan unless expressly otherwise set forth herein, and the satisfaction of each of which shall be determined by Lender in its sole discretion:

       3.1 Loan Criteria. The criteria for making Loans under this Agreement are as follows:

            (a)  Debt Service Coverage.  The minimum Debt Service
Coverage Ratio for each Project for which a Loan is made under this Agreement shall be 1.20 and the minimum Debt Service
Coverage Ratio for the Outstanding Facility Amount shall be 1.30.

            (b) Loan to Value Ratio. The Loan to Value Ratio shall not exceed seventy-five (75%) percent; provided, that, for the purpose of establishing value for the Loan to Value
Ratio only, (i) real property collateral shall be valued at one hundred (100%) percent of Appraised Value, (ii) Collateral Notes shall be valued at one hundred (100%) percent of appraised value, and (iii) any cash collateral, including the Reserves and the Insurance Reserve, shall be valued at face value. The "Appraised Value" shall be based on MAI Appraisals no more than twelve months old commissioned by Borrower, completed by an licensed MAI appraiser acceptable to Lender, in its sole discretion. If Lender shall have commissioned or caused the Borrower to commission new Appraisals, the Appraised Value, for purposes of ascertaining the Loan to Value Ratio only, shall be the value determined in such revised Appraisal, whether such Appraisal indicates a higher Appraised Value or a lower Appraised
Value.

            Borrower shall permit Lender to commission updated
Appraisals of the Projects (i) each Loan Year, (ii) upon an Event of Default, and (iii) at the request of Borrower. All
Appraisals shall be at the Borrower's sole cost and expense.

       3.2 New Loan Conditions. The following shall be conditions precedent to the first advance under any Loan being made pursuant to the terms of this Agreement (except as waived by Lender):

            (a) Loan Criteria. The Loan shall meet the criteria for a Loan as set forth above in Section 3.1.

            (b) Loan Documents. Borrower and any other party to the Facility Loan Documents shall have executed and delivered to Lender all of the Facility Loan Documents requested by Lender.

            (c) Due Diligence. Not less than thirty (30) days prior to funding an advance for a Loan, Borrower will provide the following to Lender for its review and approval:

                 (i) Supporting Documents. Borrower shall have delivered the Supporting Documents to Lender.

                    (ii)   Opinion of Counsel.  Borrower shall
have delivered the Opinion of Counsel to Lender for such Loan.

                   (iii) Insurance Policies. Lender shall have received counterpart originals of each insurance policy (or satisfactory certificates of insurance) required under this Agreement or any other of the Facility Loan Documents. All such insurance policies shall be in form and substance, and in amounts, satisfactory to Lender, and shall be endorsed as required by the Mortgage and this Agreement. Minimum coverage amounts are: (i) 100% full replacement cost, (ii) one-year rent loss or business interruption, (iii) flood and earthquake as required by Lender (with deductible less than or equal to 5% of Appraised Value), (iv) commercial general liability with $1,000,000 minimum combined single limit, (v) umbrella liability with $5,000,000 minimum, (vi) boiler and machinery at limits acceptable to Lender, (vii) workmen's compensation with limits acceptable to Lender, or as required by applicable laws, (viii) auto coverage with limits acceptable to Lender, and (ix) fidelity and errors and omissions coverage at limits acceptable to Lender. Insurance carriers must be fully licensed in the applicable jurisdiction(s) and acceptable to Lender. Currently Lender's standards require the insurance carriers to be "A" rated for claims paying ability by Moody's, S & P, Fitch or Duff & Phelps. If not rated by these rating agencies, each insurance carrier is required to have a minimum policy rating of "A" and minimum financial class of "VIII" by AM Best Co.

                    (iv)   Tenant's Documents.  Borrower shall
have delivered copies of the Leases to Lender and each Tenant of a Lease shall have executed and delivered to Lender the Tenant's Documents.

                     (v)   Permits.  All necessary permits and
other governmental and private authorizations and approvals for the use and occupancy of the Project shall have been obtained.

                    (vi)   Title Insurance.  The Borrower will
obtain a commitment to issue a Title Insurance Policy and endorsements (as required below) from a nationally-recognized title insurance company insuring the enforceability and priority of the lien of the Mortgages subject only to certain permitted exceptions as reviewed and approved by Lender. The Title Insurance Policy will contain such endorsements as may be reasonably required by Lender including tie-in, first loss, revolving credit and "last dollar" endorsements if such endorsements are available in a particular state where a Project is located, in an amount equal to 100% of the Loan for each Project.

                   (vii)   Engineering/Environmental Reports.
Borrower shall have delivered an engineering report and an environmental report that is no more than six months old at the time of delivery and both must be in forms and contain certain information acceptable to Lender in its sole discretion.

                  (viii) Survey. Borrower shall have delivered or have caused to be delivered the Survey to Lender for the Project securing the Loan which is: (x) certified by a licensed surveyor; (y) dated within sixty days prior to closing, and (z) satisfactory to Lender in its sole discretion.

                    (ix)   Appraisal.  Borrower shall have
delivered or have caused to be delivered an MAI Appraisal to Lender for the Project or an appraisal acceptable to Lender for the Collateral Note securing the Loan.

                     (x)   Management Agreement.  Borrower shall
have delivered to Lender a copy of a management agreement between Borrower and the company that will manage the Project, which agreement is satisfactory to Lender.

                    (xi)   Compliance with Laws.  Borrower shall
have delivered or have caused to be delivered to Lender evidence, satisfactory to Lender in its sole discretion, that Borrower and the Project are in compliance with all Governmental
Requirements.

                   (xii) Zoning. Borrower shall have delivered or have caused to be delivered to Lender evidence, satisfactory to Lender in its sole discretion, of the Project's compliance with applicable zoning and land use laws, ordinances and regulations and if any of the Projects are a legal non-conforming use, evidence that such Project may be rebuilt after a casualty to the same condition, size and location as such Project was immediately prior to the casualty; provided, however, if applicable zoning and land use law prohibit rebuilding or if Borrower decides to not rebuild, the Borrower shall repay in full the Loan related to such Project. No Exit Fee shall be applicable to any such repayment pursuant to this paragraph.

            (xiii)     Additional Information.  All other
information or documentation required by Lender to underwrite the Loan which meets Lender's underwriting standards.

            (d) Underwriting Fee. Borrower shall have paid to Lender the Underwriting Fee.

            (e) All the general conditions listed in Section 3.4 shall have been satisfied.

            (f) Special Conditions. Borrower shall have complied with the special conditions for any Loan set forth on the Loan Schedule for such Loan.

            (g) Lender's Underwriting Criteria. The Loan shall meet all of Lender's underwriting criteria, as established by Lender, in its discretion.

       3.3  General Conditions.

            (a) Representations and Warranties. As of the date any Loan is made hereunder, the representations and warranties set forth in Article 7 hereof shall be true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date.

            (b) Covenants. Borrower shall have fulfilled each and every of the covenants of this Agreement (including, but not limited to, the affirmative covenants set forth in Article 4 of this Agreement and the negative covenants set forth in Article 5 of this Agreement) and the other Facility Loan Documents.

            (c) No Default. As of the date the Loan is made, no Event of Default (as defined in Article 8 of this Agreement), nor any event that, with the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing.

            (d) No Adverse Change. There shall not have occurred any material adverse change in Borrower's financial position, since the date of this Agreement, nor any condition, event, or act that, in any case or in the aggregate, would affect in a material adverse manner Borrower's ability to repay the Loans.

       3.4 Procedure. From time to time throughout the term of this Agreement, the Borrower may submit an application and submission package to the Lender for a Loan. Lender shall review such application and submission package and determine whether such application meets the Loan criteria set forth in
Section 3.1 and all of Lender's other underwriting requirements, in Lender's sole discretion. If Lender determines that a particular application and loan submission meets the criteria for a Loan as set forth above and meets all of Lender's other underwriting requirements, then Lender shall issue a funding commitment for such Loan. Provided that all of the conditions precedent set forth in Section 3.2 have been satisfied, and Borrower has otherwise complied with all of the terms and conditions of this Loan Agreement, such Loan shall close on a date mutually agreed upon by Borrower and Lender.


                               ARTICLE 4
                         AFFIRMATIVE COVENANTS

       Borrower and Guarantors, as the case may be, covenant and agree that from the date hereof and until payment in full of all amounts owed by Borrower to Lender, unless Lender shall otherwise consent in writing:

       4.1 Inspections. Borrower shall permit the Lender and such other persons as Lender may designate to visit and inspect any Project, to examine the books, records and documents relating to such Project and take copies and extracts therefrom and to discuss the affairs of Borrower with independent accountants of Borrower at such times and as often as Lender may reasonably request. Borrower hereby authorizes its officers, employees and independent accountants to discuss with Lender such affairs of Borrower. Lender shall have no obligation to make any such inspections.

       4.2 Existence, Properties, Etc. Borrower will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its trust, limited liability company, partnership or corporate existence, as applicable; and (b) do or cause to be done all things necessary to obtain, extend, preserve, renew, and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks, and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all Governmental Requirements; and at all times maintain, preserve, and protect all property material to the conduct of such business and keep such property in good repair, working order, and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements, and replacements thereto necessary in order, that the business carried on in connection therewith may be properly conducted at all times. Borrower shall not abandon any Project.

       4.3  Payment of Indebtedness, Taxes, Etc.  Borrower will
(a) pay all of its indebtedness and obligations promptly and in accordance with normal terms and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy, or claim, so contested.

       4.4 Financial Statements/Project Reports. Borrower will maintain full and accurate books of account and other records reflecting the results of the operations of each Project in which full, true and correct entries in accordance with generally accepted accounting principles, applied on a consistent basis, prepared on an accrual basis and stating that all dealings or transactions with respect to such Project, and Lender and its designees shall have the right to audit such books, at the expense of Borrower, to verify the reports and statements delivered under this Agreement. Borrower and Guarantors will furnish, or cause to be furnished, to Lender:

                     (i)   On or before forty-five (45) days
after the end of each calendar quarter, consolidated (including Montgomery CV Realty L.P.) unaudited financial statements; (ii) on or before one hundred five (105) days after the end of each calendar year, annual consolidated (including Montgomery CV Realty L.P.) audited financial statements; (iii) copies of all other quarterly and annual filings with the SEC and other publicly released information concurrent with such filing or public release; (iv) on or before forty-five (45) days after the end of each calendar quarter, unaudited balance sheets and cash flow statements for each Project, such reports to be in such form and in reasonable detail as Lender may request, setting forth the financial condition and the income and expenses for each Project for the immediately preceding calendar quarter, and a certificate executed by Borrower certifying that such report is a true, complete and correct representation of each Project's operations for the period covered thereby; (v) within forty-five (45) days after the end of each calendar quarter, a written statement (rent roll) certified as true, correct and complete by Borrower, containing the information specified below as to each of the Leases; (vi) immediate notice of any material adverse change in any Project's financial condition or business prospects; (vii) on or before fifteen (15) days prior to the start of each calendar year an annual budget for each Project for the next calendar year, in form and substance acceptable to Lender; and (viii) upon request of Lender, and at Borrower's expense, such other operating, financial and credit information as Lender may reasonably request with respect to each Project.

       All statements required to be furnished pursuant to (i),
(ii) and (iii) above shall be prepared in accordance with generally accepted accounting principles. The rent roll specified in clause (v) above shall contain the following:
tenant name, suite or unit number, square feet of leased space or other designation related to the size of the unit, commencement and expiration date, lease renewal options, the date rental payments began, number of months of free rent (if applicable) or other concessions, base rent, escalation provisions (if applicable), vacancies and recent rental activities, and other pertinent information, or may be in such other form as Lender approves in its discretion. At any time and from time to time Borrower shall deliver to Lender such other financial data as Lender shall reasonably request with respect to the ownership, maintenance, use and operation of each Project, and Lender shall have the right, at reasonable times and upon reasonable notice, to audit, examine, and make copies or extracts of Borrower's books of account and records relating to each Project, all of which shall be maintained and made available to Lender and Lender's representatives for such purpose at the address specified herein for Borrower or at such other location as Lender may approve. Upon Lender's request, Borrower shall also furnish Lender with convenient facilities and copies of all books and records necessary for an audit of such statements.

       In the event Borrower fails to furnish or cause to be furnished any required statement or report within fifteen (15) days after the due date specified above, then Lender may, at the expense of Borrower, cause a certified public accountant designated by Lender to prepare such balance sheets and statements and the costs thereof shall become part of the principal secured hereby until repaid with interest at the Default Rate.

       4.5  Notices.

            (a) Notice of Default. In the event Borrower or any Affiliate or agent of Borrower knows of any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, Borrower shall promptly furnish to Lender a written statement as to such occurrence, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

            (b) Notice of Litigation. Borrower and Guarantors shall promptly give Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agencies which, if adversely determined, would materially affect Borrower's or Guarantors's financial or operating condition. Upon Lender's request from time to time Borrower and Guarantors shall provide Lender with a current list of all litigation or other proceedings pending against Borrower and Guarantors.

       4.6  Payment of Costs and Expenses.

            (a) The Loans shall be made without cost or expense to Lender. Borrower will pay all costs and expenses (including fees of outside attorneys and the fees of any Consulting Engineer) incurred by Lender for preparation of the Facility Loan Documents, perfecting the security interests of Lender in the collateral, and all other reasonable expenses related to the Loans, whether such expenses are incurred before or after the date of this Agreement, and regardless of whether any Loan is made and including all such cost and expenses as may be incurred by Lender in collecting the Loans. Without limiting the generality of the foregoing, Borrower agrees to pay on demand all recordation taxes, filing or recording fees, transfer taxes, certificate of title fees, and all other governmental assessments, taxes, charges, and fees that may be due upon the filing or recording of any financing statement, security agreement, mortgage, document, or like instrument for purposes of documenting or perfecting Lender's security interests in any of Borrower's personal property.

            (b) Lender shall be entitled to all costs and expenses of collection and actual attorneys' fees incurred by Lender to enforce the terms of this Agreement, and/or the Facility Loan Documents, including, without limitation, those expenses and fees which may be incurred in connection with the appointment of a receiver and all appearances in bankruptcy or insolvency proceedings such as in connection with seeking attorneys' fees and disbursements for out-of-court workouts and settlements or for enforcement of rights under any state or federal statute, including, without limitation, relief from stay in a bankruptcy proceeding, (i) if after default this Agreement or any Notes are placed in the hands of an attorney or attorneys for collection; (ii) if Lender finds it necessary or desirable upon default to secure the services or advice of one or more attorneys with regard to collection of this Agreement or any Notes against Borrower or any other party liable thereto; or
(iii) if Lender seeks to have any Project abandoned by any estate in bankruptcy, or attempts to have any stay or injunction prohibiting the enforcement or collection of this Agreement or any Notes, prohibiting the foreclosure of any Mortgage or prohibiting the enforcement of any Mortgage (or any other Facility Loan Document) lifted by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding. If Lender shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental agency affecting any Project, or the title thereto or the interest of Lender under a Mortgage, including, without limitation, any form of condemnation or eminent domain proceeding, Lender shall be reimbursed by Borrower immediately upon demand for all costs, charges and attorneys' fees incurred by Lender in any such case, and the same shall be secured by the Mortgages as a further charge and lien upon the Projects. In any action brought under or arising out of this Agreement, Borrower hereby consents to the jurisdiction of any competent court within the Commonwealth of Pennsylvania and to service of process by any means authorized by the law of the such Commonwealth. Borrower specifically acknowledges that, due to the complexity of the Loans, the real estate development sophistication of Borrower and the difficulties contemplated in enforcement of Lender's remedies, Lender, to protect its interest properly and completely in the event of Borrower's default, shall be entitled to retain attorneys of Lender's choice at such attorneys' customary fee rates and that Lender shall be entitled to complete and full reimbursement for such fees irrespective of any schedule, formula or other guidelines for attorney's fees, whether described as reasonable or otherwise, whether set by any law or court, appellate or trial, bankruptcy or other insolvency tribunal.

       4.7 Security Interest. To further secure this Agreement and the Loan made hereunder, Borrower, hereby grants, transfers, assigns and conveys to Lender a security interest in the
Personal Property.   Borrower agrees to execute such further
documents, financing statements and other instruments as may be reasonably requested by Lender in order to perfect the security interests granted herein. To the extent that possession of the Personal Property is necessary or advisable to perfect the security interest, Borrower shall deliver such Personal Property to Lender upon Lender's request. Borrower agrees to provide such evidence as Lender shall request from time to time as to the perfection and first priority of such security interests and liens.

       4.8 Further Assurances. Borrower will execute any and all further documents and take all further actions which may be required under applicable law, or which Lender may request, to grant, preserve, protect, and perfect Lender's first priority security interest in the Personal Property.

       4.9 Personalty and Fixtures. Borrower will deliver to Lender, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements in Borrower's possession under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of any of the Mortgages.

       4.10 Appraisal. Lender may commission, from time to time and at any time, but not more frequently than once during each Loan Year unless there has been an Event of Default hereunder, or Borrower requests such Appraisal, a current Appraisal, which shall be made at Borrower's sole cost and expense of any or all of the Projects or Collateral Notes.

       4.11 Insurance.

            (a) Required Coverages. Borrower shall at all times maintain the policies of property, liability, business interruption, workers' compensation and flood and earthquake insurance that are required pursuant to Section 3.2(iii) and each Mortgage.

            (b) Evidence of Insurance Coverage. Prior to the making of any Loan, and at the time of any change in the amount or scope of coverage provided under any insurance policy (or any change in insurance company), and from time to time upon Lender's request, Borrower shall deliver to Lender counterpart originals, properly endorsed, of each policy of insurance that Borrower is required to maintain under this Agreement, together with receipts evidencing the payment of the premium for each such policy. If a counterpart original of the insurance policy cannot be obtained from the insurer, then Lender shall accept an original certificate of insurance in lieu of a counterpart original of the insurance policy provided that (a) such certificate is in form and substance satisfactory to Lender and
(b) the insurance company issuing the certificate expressly authorizes Lender in writing to rely upon such certificate. Borrower shall deliver to Lender like evidence of the renewals of all insurance policies required under this Agreement at least thirty (30) days in advance of the expiration of the same, stamped "Paid" by the agent or company issuing same.

       4.12 Management Agreement. Borrower shall at all times maintain a management agreement for the management and operation of each Project which management agreement is satisfactory to Lender.

       4.13 REIT Status. CV Reit, Inc. shall maintain REIT status under the Internal Revenue Code during the term of this Agreement; provided however, that CV Reit, Inc. may merge with Montgomery CV Realty Trust during the term of this Agreement, provided that (i) Borrower has given Lender at least thirty (30) days notice of such merger and (ii) Lender has reviewed and is satisfied with financial statements of CV Reit, Inc. and Montgomery CV Realty Trust current as of the time of the merger.

       4.14 Net Worth. Guarantors shall maintain a net worth during the term of this Agreement of no less than Sixty Seven
Million Dollars ($67,000,000).


                               ARTICLE 5
                          NEGATIVE COVENANTS

       Borrower and Guarantors, as the case may be, covenant and agree that, from the date hereof and until payment in full of all amounts owed by Borrower to Lender, unless Lender shall otherwise consent in writing:

       5.1  Additional Financing.   Borrower shall not incur
other indebtedness secured by any Project.

       5.2 No Waste. Borrower shall not commit, permit or suffer any waste of any Project.

       5.3 Negative Pledge. Borrower and Guarantors will not create, incur, assume, or suffer to exist any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance or other lien upon any Personal Property, Land or Project, now owned or hereafter acquired, of Borrower or Guarantors (the sale with recourse of receivables or any "sale and lease back" of any fixed assets being deemed to be the giving of a lien thereon for money borrowed), other than Permitted Encumbrances. Borrower and Guarantors will not mortgage or in any manner encumber any Land or Project or any part thereof, or permit or suffer to exist thereon any mortgage, lien, or encumbrance of any character (other than the legal operation and effect of the Mortgage from Lender pursuant to the terms hereof) other than the Permitted Encumbrances, and if any such mortgage, lien, or encumbrance shall become effective in relation to any Project or the Land or any part thereof, Borrower and Guarantors will forthwith pay, bond over or otherwise discharge the same. Notwithstanding the foregoing, Borrower and Guarantors shall not be prohibited from (i) purchasing encumbered assets or exchanging operating partnership units for encumbered or unencumbered property, or (ii) refinancing encumbered assets provided that, with respect to subparagraph (ii), Lender is given a customary right of first offer, including but not limited to, the following:

            (a) Borrower or the Guarantor, as the case may be, shall first provide a written request for such refinancing to Lender including the desired term for such refinancing;

            (b) Lender shall have fifteen (15) days after receipt of such request from Borrower or a Guarantor to notify Borrower or such Guarantor of the terms and conditions upon which Lender could provide such refinancing (which, among other terms, will provide that refinancing will be non-recourse with customary carveouts); and

            (c) Borrower or the Guarantor, as the case may be, shall notify Lender, within thirty (30) days of receipt of such terms and conditions from Lender, that Borrower or the Guarantor, as the case may be, (i) will refinance with Lender upon such terms and conditions, (ii) will refinance with another lender because it was able to obtain better terms and provisions (which terms and provisions may not necessarily include a lower interest rate) from such other lender, together with proof thereof (which proof need not include a loan commitment), or
(iii) will not refinance the debt.

       5.4 Consolidations, Mergers and Acquisitions. Borrower will not merge or consolidate with or into any corporation or other entity or acquire any going business or group of assets which together constitute an operating business, or enter into any consolidation, recapitalization, or reorganization, or invest in or advance funds to any subsidiary or affiliated corporation. Lender may, at its sole discretion, approve a merger to which Borrower is the surviving and controlling entity.

       5.5 Judgments. Borrower and Guarantors will not permit any judgment entered against them or any one of them to remain unsatisfied for a period of more than sixty (60) days after the judgment has become final and unappealable.

       5.6 Use of a Project. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or part of the Project is being used, or (b) initiate a change in the zoning classification of the Land.

       5.7 Changes in Ownership/Control. Transfers of interest in the Borrower or the Guarantors which would result in "changes in management" (as hereinafter defined) or "changes in control" (as hereinafter defined) shall not be permitted without the prior written consent of Lender. "Changes in Management" shall mean removal of a majority of the members of the Board of Directors of CV Reit, Inc. or the termination of the employment of the president of CV Reit, Inc. "Changes in Control" shall mean, with respect to CV Reit, Inc. (i) the issuance in a public offering of shares of voting common stock, or (ii) the issuance of units in the operating partnership which if fully redeemed into shares of voting common stock of CV Reit, Inc. would in either instance constitute a transfer of more than 50% of the issued and outstanding shares of voting common stock of CV Reit, Inc.


                               ARTICLE 6
                               RESERVES

       6.1 Establishment of Reserves. Borrower may be required to set aside at the closing of any Loan hereunder, in a segregated eligible account designed by Lender, (i) 125% of any amounts required to correct deferred maintenance or to complete required environmental remediation, as determined by Lender's internal underwriting department (the "Completion/Repair Reserve"); (ii) tenant improvement and leasing commission reserves in amounts as determined by Lender's internal underwriting department (the "TI/Leasing Commissions Reserve");
(iii) replacement reserves in amounts as determined by Lender's internal underwriting department (the "Replacement Reserve"); and
(iv) the Insurance Reserve. The Completion/Repair Reserve, TI/Leasing Commissions Reserve and the Replacement Reserve are hereinafter referred to collectively as the "Reserves").

       6.2  Reserves as Additional Security and Source of
Repayment.

            (a) Borrower assigns and grants a security interest in the Reserves and the Insurance Reserve to Lender as additional security for all of Borrower's obligations under the Facility
Loan Documents.

            (b) On the Final Maturity Date, Lender may, without notice to Borrower or to any other person or entity, and whether or not an Event of Default shall have occurred, apply all funds in the Reserves and the Insurance Reserve or any one of them to payment of accrued interest and principal payable under any Notes then outstanding.

       6.3 Deposits. Borrower shall deposit into the Completion/Repair Reserve, the TI/Leasing Commissions Reserve, the Replacement Reserve and the Insurance Reserve the sums set forth on the Loan Schedule for each Loan on the dates indicated thereon.

       6.4  Disbursements.  Disbursement from the
Completion/Repair Reserve shall be governed by the Completion/Repair Agreement. Disbursements from the TI/Leasing
Commissions Reserve shall be governed by the TI/Leasing
Commissions Agreement.  Disbursements from the Replacement
Reserve shall be governed by the Replacement Reserve
Agreement.

       6.5 Use of Insurance Reserve. If Borrower fails to maintain the insurance required by this Agreement or fails to submit the evidence required by this Agreement of maintenance of such insurance, or if any insurance required to be maintained by the Mortgage or the evidence required by the Mortgage of maintenance of such insurance is not submitted to Lender, then, upon three (3) days notice to Borrower, Lender may use the Insurance Reserve to purchase insurance satisfactory to Lender in its discretion and may require that Borrower make monthly deposits to the Insurance Reserve in an amount satisfactory to Lender. Borrower shall, within ten (10) days of receipt of notice from Lender that Lender has used the Insurance Reserve pursuant to this Section, replenish the Insurance Reserve to its original amount.


                               ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES

       Borrower and Guarantors, as the case may be, make the following representations and warranties, each for themselves only, to Lender on the date hereof and at the time any Loan is made, and with respect to each such Loan. If Borrower or Guarantors, as the case may be, are unable to make one or more of the representations or warranties each for themselves contained in this Article with respect to any requested Loan such inability shall constitute a failure to satisfy the condition precedents set forth in Section 3.3 with respect to such requested Loan.

       7.1 Organization, Power, Etc. Borrower (i) is a limited partnership, validly existing and in good standing under the laws of Delaware, (ii) has the power and authority to own its properties and assets and to carry on its business as now conducted, and (iii) has the power to execute, deliver and perform each of the Facility Loan Documents and each agreement or instrument contemplated thereby to which it is or will be a
party.   CV Reit, Inc. (i) is a corporation validly existing and
in good standing under the laws of Delaware, and (ii) has the power to execute, deliver and perform each of the Facility Loan Documents and each agreement or instrument contemplated thereby to which it is or will be a party. Montgomery CV Realty L.P. (i) is a limited partnership, validly existing and in good standing under the laws of Delaware, and (ii) has the power to execute, deliver and perform each of the Facility Loan Documents and each agreement or instrument contemplated thereby to which it is or will be a party.

       7.2 Authorization of Borrowing, Etc. The borrowings hereunder and the execution, delivery and performance of each of the Facility Loan Documents have been duly authorized by all requisite action on the part of Borrower and Guarantors or and will not (i) contravene any provision of law, any order of any court or other agency of government, which contravention could reasonably be expected to have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors or Borrower's or Guarantors' ability to perform the obligations under the Facility Loan Documents, or
(ii) contravene the operating agreement, partnership agreement, articles of incorporation or any indenture, trust agreement, other agreement, or instrument binding upon Borrower or Guarantors, which contravention could reasonably be expected to have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors or Borrower's or Guarantors' ability to perform the obligations under the Facility Loan Documents, or (iii) be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument binding upon Borrower or Guarantors, which default or breach could reasonably be expected to have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors or Borrower's or Guarantors' ability to perform the obligations under the Facility Loan Documents, or (iv) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or Guarantors, except pursuant to the Facility Loan Documents.

       7.3 Governmental Approval. No action or consent of, or registration or filing with, any governmental agency, bureau, commission, or court is required to be made by Borrower or Guarantors under existing law in connection with the execution, delivery, and performance by Borrower or Guarantors of this Agreement, the borrowings hereunder or the execution and delivery by Borrower or Guarantors of any of the Facility Loan Documents.

       7.4 No Material Changes, Etc. There has occurred no materially adverse change in the financial condition or business of the Borrower or Guarantors as shown on or reflected in the financial statements delivered to the Lender in connection with the Loans.

       7.5 Permits. The Borrower possesses licenses, permits, and federal, state, or local governmental approvals required for the conduct of its business and the operation of each Project, except building and occupancy permits for currently vacant space, which will be obtained in due course.

       7.6  Litigation.

            (a) On the date of this Agreement, there are no actions, suits, or proceedings at law or in equity or by or before any governmental instrumentality or other agency pending against Borrower other than as disclosed on Exhibit A hereto, and, to Borrower's and Guarantors' knowledge, there are no such actions, suits, or proceedings threatened against or Affecting Borrower or guarantors or any property or rights of Borrower or Guarantors which if adversely determined would have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors.

            (b) Borrower and Guarantors are not in default with respect to any judgment, order, writ, injunction, decree, demand, rule, or regulations of any court, arbitrator, grand jury, or of any governmental agency.

       7.7 Compliance With Other Instruments, Laws, Etc.. Borrower and Guarantors are not in violation of any provision of their organizational documents, by-laws, or any agreement or instrument to which they may be subject or by which they or any of their properties may be bound, or any decree, order, judgment, statute, license, rule or regulation in a manner that could result in the imposition of substantial penalties or which affect in a material adverse manner the financial condition, properties or business of the Borrower or Guarantors.

       7.8 Agreements. Borrower and Guarantors are not a party to, or bound by, any contract or instrument, or subject to any charter or other corporate restriction, which materially adversely affects the business, property, assets, operations or condition, financial or otherwise, of Borrower or Guarantors.

       7.9 Taxes. Borrower and Guarantors have filed and will continue to file all United States income tax returns and all state and local income tax returns that are required to be filed, and have paid, or made adequate provisions for the payment of, all taxes that have or may become due pursuant to said returns or pursuant to any assessment received by Borrower or Guarantors, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

       7.10 Compliance with Law. Borrower and Guarantors are in compliance with all Governmental Requirements of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their businesses or the ownership of their properties. The use of each Project for the purposes intended will not violate in any material respect any environmental, ecological, subdivision, zoning, use, or other ordinance, law, or regulation or any agreement applicable to such Project.

       7.11 ERISA. Based upon ERISA and published interpretations thereunder, Borrower and any employee plan, are in compliance in all material respects with ERISA.

       7.12 Financial Statements. Each financial statement of Borrower and Guarantors delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with the requirements of Section 4.4 hereof, or other good accounting principles approved by Lender in writing, applied on a basis consistent with that of previous statements and fairly presents the financial condition of Borrower and Guarantors (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in Borrower's or Guarantors' financial condition subsequent to the date of the most recent financial statement of Borrower and Guarantors delivered to Lender.

       7.13 Place of Business. On the date of this Agreement, the address of Borrower's chief executive office and chief place of business is Plymouth Plaza, 580 West Germantown Pike,
Suite 200, Plymouth Meeting, PA 19462, which is the mailing address for Borrower.

       7.14 Brokerage Commission. Borrower has not made any agreement or taken any action that may cause anyone to become entitled to a commission or finder's fee directly attributable to the making of the Loans.

       7.15 Utilities. All utility services necessary for the use of each Project are now available and connected to each Project, including water, storm, and sanitary sewer facilities, gas (if available to properties in the same area as each Project), electrical and telephone.

       7.16 Access. Each Project currently has adequate roads and sources of ingress and egress to permit such Project to be used for its intended purposes.

       7.17 Supporting Documents. Each Supporting Document prepared by or on behalf of Borrower or Guarantors and delivered to Lender is true, accurate, correct, and complete in all respects. To Borrower's and Guarantors' knowledge, each Supporting Document prepared by the Secretary of State or any other governmental authority and delivered to Lender by or on behalf of Borrower or Guarantors is true, accurate, correct, and complete in all respects.

       7.18 Title to Projects. Borrower owns absolutely free and clear of any chattel mortgages, conditional bills of sale, or other liens or encumbrances other than Permitted Encumbrances, the Personal Property, the Land, and the Improvements of each Project. No financing statement under the Uniform Commercial Code which names Borrower has been filed, and Borrower has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except in favor of Lender or with respect to Permitted Encumbrances.

       7.19 Title to Collateral Notes. Borrower owns absolutely free and clear of any encumbrances the Collateral Notes.

       7.20 Leases. Borrower has provided Lender with a rent roll dated not more than thirty (30) days prior to the date of execution of the Note with respect to all Leases of any portion of each Project. As of the date of this Agreement, there has been no material adverse change in the income set forth in the rent roll. The Leases reflected on such rent roll constitute the sole agreements and understandings relating to leasing or licensing of space at each Project. There are no occupancies, rights, privileges or licenses in or to each Project other than(i) pursuant to the Leases reflected on the rent roll and the Leases reflected on the rent roll are in full force and effect, in accordance with their respective terms, without a material number of payment defaults or any other material default thereunder, and (ii) as set forth on the Schedule for any particular Loan. The rent roll accurately and completely sets forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. No leasing, brokerage or like commissions, fees or payment are due from Borrower in respect of the Leases, except as set forth on the Loan Schedule for each Loan.

       7.21 Compliance with Environmental Laws. Borrower warrants and represents that (i) based upon an environmental Phase I site assessment of any Project, no hazardous substance, pollutant or contaminant (as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. 9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 CFR Part 261, whichever is applicable) is present on any Project other than in compliance with applicable local, state and federal laws, and (ii) Borrower has not been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws. Borrower covenants that it will not use, generate, treat, store, dispose of, or otherwise introduce any hazardous substances, pollutants, contaminants, hazardous waste, residual waste, solid waste or substance (as used or defined in clauses (i) or (ii) above) into or on each Project (except in quantities not in violation of any laws and necessary for the day to day operation of such Project) and will not cause, suffer, allow, or permit anyone else to do so, in violation of any applicable statute, law, ordinance, rule or regulation.


                               ARTICLE 8
                EVENTS OF DEFAULT AND CERTAIN REMEDIES

       8.1 Default. The occurrence of any of the following shall be an Event of Default:

            (a) Borrower fails to make any payment on account of the principal amount of any Note or of interest thereon or any other amount due under any Facility Loan Document after the same becomes due and payable (subject to any applicable cure period);
or
            (b) Any representation, warranty, or statement made by Borrower, Guarantors or others in, under, or pursuant to the Facility Loan Documents or any affidavit or other instrument executed or delivered with respect to the Facility Loan Documents is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Loans; or

            (c) Borrower sells, abandons, transfers or disposes all or any part of any Project or any interest therein, or permits or suffers the sale, assignment or transfer of any interests in Borrower, other than in accordance with Sections
2.11 and 2.12, without the prior written consent of Lender; or

            (d) Any Project is, in the judgment of Lender, materially injured or destroyed, by fire or otherwise, and is not otherwise required to be restored pursuant to the terms of the Mortgage and Borrower does not bring the Outstanding Facility Amount into compliance with the Loan to Value Ratio requirement pursuant to Section 3.1 and Debt Service Coverage/Outstanding Facility Amount requirement pursuant to Section 2.9, within 30 days of such occurrence; or

            (e) Any court of competent jurisdiction shall sign an order (i) adjudicating Borrower or a Guarantor bankrupt, (ii) appointing a trustee or receiver of the Project, or of a substantial part of the property of Borrower or a Guarantor, or
(iii) approving a petition for, or effecting, an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Lender or of other creditors of Borrower or a Guarantor; or if Borrower or a Guarantor shall (A) file any petition or (B) consent to any other action seeking any such judicial order; or if Borrower shall make an assignment for the benefit of creditors or shall admit in writing inability to pay debts generally as they become due; or

            (f) If Borrower, Guarantors or their members, board of directors or stockholders shall institute any proceedings for the dissolution or liquidation of Borrower or Guarantors or fail to secure and protect their ability to do business in the state where any of the Projects are located; or

            (g) Unless adequately covered by insurance in the sole opinion of Lender, the entry of a final judgment for the payment of money involving more than $100,000 against Borrower or a Guarantor, and the failure of the Borrower or Guarantors to cause the same to be discharged or bonded off to the satisfaction of Lender within sixty (60) days from the date the order, decree or process under which or pursuant to which such judgment was entered; or

            (h)  A material adverse change occurs in the
financial condition of Borrower or Guarantors or the business, management or control (as defined in Section 5.7 hereof) of Borrower or Guarantors which is not corrected to the reasonable satisfaction of Lender; or

            (i) Any litigation is initiated or, to their knowledge, threatened against Borrower or a Guarantor which, in the sole opinion of Lender, is likely to have a material adverse effect on the financial condition or business of the Borrower or a Guarantor; or

            (j) Borrower shall fail to keep in full force and effect any permit or approval issued by any governmental authority necessary for the construction, occupancy or use of each Project or with respect to the matters contemplated hereby, and either Borrower fails to take all appropriate action to reinstate such permit or approval within five (5) days after demand by Lender, or such permit or approval cannot be reinstated; or

            (k) Borrower or a Guarantor fails to observe or perform any other term, condition or covenant of any Note, any Mortgage, this Agreement or any of the other Facility Loan Documents, and such failure shall continue for more than fifteen
(15) days after notice from Lender of such failure, or, if such failure cannot be cured within such fifteen (15) day period, and provided that Borrower commences such fifteen (15) day period and thereafter proceeds diligently, such additional time as is required, but in no event more than sixty (60) days.

       8.2 Cross Default and Cross Collateralization. The security for the Loans shall be the Projects and Collateral Notes set forth on the Loan Schedules attached hereto, as amended, supplemented or modified, which Loans are evidenced by a Note for each Loan, and secured by a Mortgage for each Loan, all of which are cross defaulted and cross collateralized.

       8.3  Remedies.  Upon the occurrence of an Event of
Default:

            (a) Lender shall have no further obligation to make any additional Loans to Borrower, and Lender may declare any or all of the Notes to be forthwith due and payable, whereupon the Notes shall become forthwith due and payable, in each case both as to outstanding principal and interest, without presentment, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding;

            (b) Upon the occurrence of an Event of Default specified in Section 8.1(a), Lender may charge Borrower for late payment for each month during which a delinquency exists the lesser of (i) the Default Rate or (ii) the maximum amount permitted by applicable state law; and

            (c) Upon the occurrence of an Event of Default specified in Section 8.1(a), Lender may enforce the Lock Box
Agreement.

       8.4 Remedies Cumulative. The rights and remedies of Lender upon the occurrence of an Event of Default set forth herein are in addition to the rights and remedies contained elsewhere in the Facility Loan Documents, and available at law and in equity. No failure by Lender to exercise and no delay in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other further exercise thereof or the exercise of any other right, power, or privilege. Each waiver shall be strictly construed.


                               ARTICLE 9
             LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES

       Lender has no liability or obligation whatsoever or howsoever in connection with any Project or the development thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds, the Reserves and the escrowed funds as herein agreed. Lender is not obligated to inspect the Improvements nor is Lender liable, and under no circumstances whatsoever shall Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure any Project, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower to Lender nor to any other person, firm or entity without limitation. Nothing, including without limitation any disbursement of Loan proceeds nor acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Lender's part.

       9.1 No Obligation by Lender to Operate. Any term or condition of any of the Facility Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower or Guarantors. Any term or condition of the Facility Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan, the Reserves or otherwise, or to take or refrain from taking any action with respect to Borrower, Guarantors, any Project or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Lender to audit and review the management, operation and conduct of the business and affairs of Borrower and to maintain and preserve the security given by Borrower to Lender for the Loan, and may not be relied upon by any other person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Guarantors and no term or condition of the Facility Loan Documents shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Facility Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of a borrower and lender, and Borrower shall at all times represent that the relationship between Borrower and Lender is solely that of a borrower and lender. Borrower hereby indemnifies and agrees to hold Lender harmless from and against any cost, expense or liability incurred or suffered by Lender as a result of any assertion or claim of any obligation or responsibility of Lender for the management, operation and conduct of the business and affairs of Borrower, or as a result of any assertion or claim of any liability or responsibility of Lender for the payment or performance of any indebtedness or obligation of Borrower.

       9.2 Indemnity by Borrower. BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE FACILITY LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY FACILITY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHICH LENDER REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF LENDER, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING, WITHOUT LIMITATION, LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. LENDER MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL IMMEDIATELY REPAY TO LENDER, IN CASH, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW FROM THE DATE OF SUCH PAYMENT. LENDER SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

       9.3  Relationship of Parties.  THE RELATIONSHIP BETWEEN
BORROWER AND LENDER IS, AND AT ALL TIMES SHALL REMAIN, SOLELY
THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO
BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER
RELATIONSHIP OF ANY NATURE.

       9.4 Liability of Lender. Lender shall not be liable hereunder for any act or omission by it, in the absence of fraud, gross negligence or intentional misconduct. Lender shall incur no liability to Borrower by acting upon any certificate or other paper believed by it to be genuine and purporting to be assigned by the proper party or with respect to anything which Lender may do or refrain from doing unless it amounts to fraud or gross negligence. Lender may consult with counsel selected by it, and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it.


                              ARTICLE 10
                             MISCELLANEOUS

       10.1 Amendment; Waiver. No amendment or waiver of any provision of this Agreement or any Notes, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender. Any such waiver, consent, or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar, or other circumstances. No waiver by Lender of any breach or default of or by Borrower under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. In no event shall the delay of enforcement of any rights or remedies available to Lender, or any other indulgence, be construed as a waiver of rights or remedies unless the same shall be agreed to in writing by Lender.

       10.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

       10.3 Estoppel Certificates. After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note, (vii) that the
Note is a valid, legal and binding obligation and has not been modified or if modified, giving particulars of such modification,
(viii) whether any offsets or defenses exist against the obligations of Borrower and, if any are alleged to exist, a detailed description thereof, and (ix) as to any other matters reasonably requested by Lender.

       10.4 Governing Law; Jurisdiction and Venue. Borrower hereby acknowledges, consents and agrees that the provisions of this Agreement and the other Facility Loan Documents shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania. Borrower hereby consents to the jurisdiction and venue of the United States District Court for the Eastern District of Pennsylvania in any proceeding instituted to enforce this Agreement, the Note or any of the obligations evidenced in the Facility Loan Documents and hereby waives any objections to such jurisdiction and venue.

       10.5 Headings.  The Article and Section headings in this
Agreement are for convenience only and shall not affect the construction hereof.

       10.6 Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause(b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, and in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

       If to Borrower: Montgomery CV Realty L.P.
                       Plymouth Plaza
                       580 W. Germantown Pike, Suite 200
                       Plymouth Meeting, Pennsylvania  19426
                       Attention:  Paul Zambrotta
                       Telecopy Number:  (610) 834-8110

       with a copy to: Stanley S. Cohen, Esquire
                      Fox, Rothschild, O'Brien & Frankel, LLP
                      2000 Market Street, 10th Floor
                      Philadelphia, PA  19103-3291
                      Telecopy Number: (215) 299-2150

       if to Guarantors:   CV Reit, Inc.
                      c/o Hilcoast Development Corp.
                      100 Century Boulevard
                      West Palm Beach, FL  33417
                      Telecopy Number: (561) 640-3160


                      and

                      Century Plaza Associates, L.P.
                      c/o Hilcoast Development Corp.
                      100 Century Boulevard
                      West Palm Beach, FL  33417
                      Telecopy Number: (561) 640-3160


       with a copy to: Stanley S. Cohen, Esquire
                      Fox, Rothschild, O'Brien & Frankel, LLP
                      2000 Market Street, 10th Floor
                      Philadelphia, PA  19103-3291
                      Telecopy Number: (215) 299-2150

       If to Lender:  GMAC Commercial Mortgage Corporation
                      650 Dresher Road
                      P.O. Box 1015
                      Horsham, Pennsylvania  19044
                      Attention:  Loan Servicing Department
                      Telecopy Number:  (215) 328-1378


       Notwithstanding the foregoing, any notice in fact received shall be effective as of the time of receipt.

       10.7 Publicity. Except as required by law, Borrower, without the express written consent of Lender, shall not advertise or otherwise disclose, other than to its agents, the fact that the type and amount of financing contemplated under this Agreement has been provided for Borrower by Lender.

       10.8 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of any Notes and shall continue in full force and effect so long as the Note or any amount due hereunder is outstanding and unpaid.

       10.9 Waiver of Jury Trial. BORROWER WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY AND ALL CLAIMS, COUNTERCLAIMS, AND DEFENSES ARISING UNDER THIS AGREEMENT, THE NOTES, THE OTHER FACILITY LOAN DOCUMENTS, OR ANY OTHER AGREEMENT OR AGREEMENTS BETWEEN BORROWER AND LENDER AT ANY TIME, INCLUDING ANY SUCH AGREEMENTS, WHETHER WRITTEN OR ORAL, MADE OR ALLEGED TO HAVE BEEN MADE AT ANY TIME PRIOR TO THE DATE HEREOF, AND ALL AGREEMENTS MADE HEREAFTER OR OTHERWISE. IN MAKING THIS WAIVER BORROWER ACKNOWLEDGES AND AGREES THAT ANY AND ALL SUCH CLAIMS, COUNTERCLAIMS, AND DEFENSES SHALL BE HEARD BY A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. BORROWER ACKNOWLEDGES AND AGREES THAT THIS WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS AGREEMENT. BORROWER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.

       10.10 Controlling Document. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Facility Loan Document, the terms and conditions of this Agreement shall control.

       10.11 Successors. This Agreement shall be binding upon and inure to the benefit of Borrower, any Guarantor, their successors, and those assigns consented to in writing by Lender, and upon Lender, its successors and assigns. Any assignment attempted by Borrower without the written consent of Lender shall be void. Wherever the word "Lender" is used herein it shall be deemed to include also the successors and assigns of Lender, and the word "Borrower" shall include the successors of Borrower and shall include those assignees of Borrower consented to in writing by Lender. No consent by Lender of an assignment by Borrower shall release Borrower as a party primarily obligated and liable under the terms of this Agreement unless Borrower shall be released specifically by Lender in writing. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of consent by Lender of each and every further assignment, as a condition precedent to the effectiveness of such assignment.

       10.12 Time. Time is of the essence of this Agreement and each and every term, covenant, and condition herein.

       10.13 Changes. This Agreement may not be changed or terminated orally.

       10.14 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all of which shall constitute one and the same instrument.

       10.15 Recitals. The Recitals to this Agreement are a part of this Agreement and are incorporated herein.



       IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower, Guarantors and Lender have executed this Loan and Credit Facility Agreement under seal as of the day and year first above written.

                      BORROWER:

                      MONTGOMERY CV REALTY L.P., a Delaware
                      limited partnership

                      By:  Montgomery CV Realty Trust, its sole
                           general partner


                      By: /s/ Louis P. Meshon, Sr.
                      Name: Louis P. Meshon, Sr.
                      Title: Managing Trustee

                      GUARANTORS:

                      CV REIT, INC., a Delaware corporation

                      By: /s/ Louis P. Meshon, Sr.
                      Name: Louis P. Meshon, Sr.
                      Title: President and Chief Executive
                             Officer


                      CENTURY PLAZA ASSOCIATES, L.P., a Delaware limited partnership

                      By:  CP General Partner LLC, a Delaware
                           limited liability company, its
                           sole general partner

                       By: /s/ Louis P. Meshon, Sr.
                       Name: Louis P. Meshon, Sr.
                       Title:   President


                      By:  Montgomery CV Realty L.P., a Delaware
                           limited partnership, its sole member

                      By: Montgomery CV Realty Trust, its sole
                          general partner

                       By: /s/ Louis P. Meshon, Sr.
                       Name: Louis P. Meshon, Sr.
                       Title:   Managing Trustee

                      LENDER:

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                      a California corporation


                      By: /s/ Avis Tsuya
                      Name: Avis Tsuya
                      Its:  Vice President







                          EXHIBIT 5.2



                               NOTE


$7,650,000                             Philadelphia, Pennsylvania
                                                    April 9, 1998


     FOR VALUE RECEIVED, the undersigned, MONTGOMERY CV REALTY L.P., a Delaware limited partnership having an address at Plymouth Plaza, 580 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19426 ("Borrower"), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015 ("Lender"), its successors and permitted assigns as holder of this Note (Lender, its successors and permitted assigns, being hereinafter sometimes referred to collectively as "Holder"), at Lender's address set forth above or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of Seven Million Six Hundred Fifty Thousand Dollars ($7,650,000) (the "Loan"), together with interest on the unpaid balance thereof at the rates hereinafter set forth.

     ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

     Section 1.  Interest Rate and Payment Dates.

     1.1 Initial Rate and Initial Payment. Interest shall accrue on the balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of 7.43750% per annum until the first Rate Adjustment Date (as defined below). On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable LIBOR Rate (as defined below) for the calendar month commencing on such date. Interest for the period beginning on the date of the first advance hereunder and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof. Interest shall be calculated on the basis of a 360-day year and shall be charged on the principal balance outstanding from time to time for the actual number of days elapsed.

     1.2 Rate Adjustment Date. The interest rate shall be adjusted on the dates (each being a "Rate Adjustment Date") described in this paragraph. The first Rate Adjustment Date shall be May 1, 1998, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent calendar month thereafter.

     1.3 Default Interest Rate. If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable, whether at maturity or by acceleration, such payment shall bear interest beginning on the eleventh day following the date which such amount became due and payable until paid at the fluctuating rate (the "Default Rate") which is four (4) percentage points above the then applicable LIBOR Rate, but in no event shall the rate of interest payable hereunder exceed the highest rate allowed by law.

     1.4 LIBOR Rate. The LIBOR Rate shall mean the rate per annum determined solely by Holder as of each Rate Adjustment Date, and shall be one and seventy-five one-hundredths percent (1.75%) per annum in excess of one month LIBOR (stated as a number out to five decimal places), determined in the manner set forth below. On each Rate Adjustment Date, Holder will determine one month LIBOR from the appropriate Bloomberg display page, available as of the close of business on the last business day of the month immediately preceding the Rate Adjustment Date. In the event Bloomberg ceases publication or ceases to publish one month LIBOR, Holder shall select a comparable publication to determine one month LIBOR and provide notice thereof to Borrower. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Holder prices loans on the date on which the LIBOR Rate is determined by Holder as set forth above.

     1.5 LIBOR Rate Adjustments. This Note shall bear interest at the rate set forth above or at the applicable LIBOR Rate until a new LIBOR Rate is determined on each Rate Adjustment Date in accordance with the provisions hereof; provided, however, that, if Holder at any time determines, in its sole discretion, that it has miscalculated the amount of the monthly payment of interest, then Holder shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the LIBOR Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, then Borrower shall, within ten (10) calendar days thereafter, pay to Holder any sums that Borrower would have otherwise been obligated under this Note to pay to Holder had the amount of such monthly payment not been miscalculated, or (b) if the corrected amount of such monthly payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of this Note or the Mortgage (as defined below), then Borrower shall, within (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Holder had the amount of such monthly payment not been miscalculated.

     1.6 LIBOR Unascertainable. Anything herein to the contrary notwithstanding, if (i) on any date on which the LIBOR Rate would otherwise be set Holder shall have determined in good faith (which determination shall be conclusive) that (A) adequate and reasonable means do not exist for ascertaining one month LIBOR, or (B) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Holder prices loans on the date on which the LIBOR Rate is determined by Holder as set forth above, or (ii) at any time Holder shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Loan has been made impracticable or unlawful by compliance by Holder in good faith with any applicable law, regulation or guideline or interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); then, and in any such event, Holder may notify Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of Holder to charge interest to Borrower at the LIBOR Rate shall be suspended until Holder shall have later notified Borrower of Holder's determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

     1.7 Treasury Rate. If Holder notifies Borrower of a determination under Section 1.6 hereof, the LIBOR Rate shall automatically be converted to the Treasury Rate as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date). "Treasury Rate" shall mean a rate equal to the "Index" of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board 45 days prior to each Rate Adjustment Date (the "Yield"), plus or minus, as the case may be, the difference between the Yield and the last available LIBOR Rate (stated as a number out to five decimal places).

     1.8  Increased Cost and Reduced Return.

       (a) If on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Holder with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Holder to any tax, duty or other charge with respect to the Loan, or shall change the basis of taxation of payments to Holder of the principal of or interest on the Loan or any other amounts due under the Notes or in respect of the Loan or its obligation to make the Loan (except for changes in the rate of tax on the overall net income of the Holder) and the result of the foregoing is to increase the cost to Holder of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by Holder under this Note with respect thereto, by an amount reasonably deemed by Holder to be material, then, within fifteen days after demand by Holder, Borrower shall pay to Holder such additional amount or amounts as will compensate Holder for such increased cost or reduction.

            (b) Holder will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Holder to compensation pursuant to this Section. A certificate of Holder claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Holder's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Holder may use any reasonable averaging and attribution methods.

     Section 2. Interest Payments. Commencing on May 1, 1998, and continuing on the first day of each calendar month thereafter through and including the Maturity Date (as defined below), interest shall be due and payable by Borrower to Holder hereunder in arrears at the applicable LIBOR Rate (or the Treasury Rate, if applicable) determined as of the immediately preceding Rate Adjustment Date, on the then outstanding principal balance of the Loan. Lender will use its best efforts to deliver to Borrower prior to the first of each month an invoice which sets forth the amount of interest due to Lender.

     Section 3. Application of Payments. Payments made by Borrower on account hereof shall be applied first toward any Late Fees (as defined below) or other fees and charges due hereunder, second toward payment of any interest due at the Default Rate, third toward payment of any interest due at the then applicable LIBOR Rate set forth in Section 1.4 hereof (or the Treasury Rate, if applicable), and fourth toward payment of principal. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied first to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

     Section 4. Maturity Date. Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount thereof and all interest accrued thereon (including, without limitation, interest accruing at the Default
Rate), all Late Fees (hereinafter defined) and all other amounts due hereunder and under any other instrument or document evidencing or securing the Loan which has been executed by Borrower and/or others and by or in favor of Holder (collectively, the "Loan Documents"), shall, unless sooner paid, and except to the extent that payment thereof is sooner demanded in accordance with the terms of the Loan Documents, be and become due and payable on December 1, 2000 (the "Maturity Date").

     Section 5. Prepayment. Prepayment of the Loan in full or in part shall be permitted only in accordance with the Loan Agreement (the "Loan Agreement") dated as of March 31, 1998 by and between Borrower, Century Plaza Associates, L.P. and CV Reit, Inc., as guarantors (each a "Guarantor") and Holder as the Loan Agreement may be amended, supplemented, replaced or otherwise modified from time to time.

     Section 6. Method of Payment. All payments to be made under this Note shall be paid directly to Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. at Horsham, Pennsylvania, time on the date such payment is due, except if such date is not a business day such payment shall then be due on the first business day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. Horsham, Pennsylvania, time shall be deemed to have been received on the immediately following business day for all purposes, including, without limitation, the accrual of interest on principal.

     Section 7. Security. The debt evidenced by this Note is secured by, among other things, a Mortgage and Security Agreement (the "Mortgage") of even date herewith and intended to be recorded in the office of the Recorder of Deeds for Broward County, Florida by and between Century Plaza Associates, L.P. and Holder, covering all of that real property in such county which is described in Exhibit A thereto (the "Property"), and other property, as more particularly described therein, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

     Section 8.  Default.

     8.1  Events of Default.

       The entire outstanding principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Mortgage, the Loan Documents and this Note (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Holder if any payment required under this Note is not paid within ten (10) days of the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Mortgage or the Loan Documents (hereinafter each an "Event of Default"). Time is of the essence in this Note, the Mortgage and the Loan Documents. All of the terms, covenants and conditions contained in the Mortgage and the Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that Holder employs counsel to collect the Debt or to protect or foreclose the security hereof, Borrower also agrees to pay on demand all costs of collection incurred by Holder, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

       Borrower does hereby agree that upon the occurrence of an Event of Default which is not cured within any applicable grace or notice period, or upon the failure of Borrower to pay the Debt in full on the Maturity Date, Holder shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at "Default Rate". The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default. In the event the Default Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

     8.2 No Impairment of Rights; Premium Due. Nothing in this Section shall be deemed in any way to alter or impair any right which Holder has under this Note or the Mortgage, or any of the other Loan Documents or at law or in equity, to accelerate such debt on the occurrence of any Event of Default provided herein or therein, whether or not relating to this Note. Upon the acceleration of this Note because of an Event of Default, Holder shall be entitled to receive, in addition to all other amounts due Holder, the Exit Fee (as defined in the Loan Agreement).

     8.3 Late Fees. Without limiting the generality of the foregoing provisions of this Section, if any sum payable under this Note is not paid within ten (10) days after the date on which it becomes due and payable, Borrower shall thereupon automatically become obligated immediately to pay to Holder a late charge equalling five (5%) percent of the amount of such payment ("Late Fees"), which shall be due and payable immediately thereupon, to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgage and the Loan Documents.

     Section 9. Costs of Enforcement. Borrower shall pay to Holder on demand by the latter the amount of any and all expenses incurred by Holder in enforcing its rights hereunder or under the Mortgage and/or the other Loan Documents following an Event of Default, including but not limited to the expense of collecting any amount owed hereunder, and of any and all reasonable attorneys' fees incurred by Holder in connection with such default, whether suit be brought or not, or in protecting the security hereof. Such expenses shall be added to the principal amount hereof, shall be secured by the Mortgage and shall accrue interest at the Default Rate.

     Section 10. Borrower's Waiver of Certain Rights. Borrower hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Holder's exercise of any of its rights under this Note or the Loan Documents.

     Section 11. Extensions. The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower's liability hereunder.

     Section 12.  General.

     12.1 Applicable Law. This Note shall be given effect and construed by application of the laws of the Commonwealth of Pennsylvania, and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the Commonwealth of Pennsylvania, for the enforcement of any and all obligations under this Note and the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Eastern District of Pennsylvania or any successor federal court having original jurisdiction.

     12.2 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

     12.3 Construction. As used herein, (a) the term "person" means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

     12.4 Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     12.5 No Waiver. Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder's right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder's rights and remedies hereunder or thereunder.

     12.6 Waiver of Jury Trial; Service of Process; Court Costs. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING BUT NOT LIMITED TO CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY'S FEES INCURRED BY HOLDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE.

     12.7 Offset. Upon the occurrence of an Event of Default, Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Holder, to the credit of or for the account of Borrower, without notice to or consent of Borrower or any Guarantor, provided that Holder shall give subsequent notice to Borrower of any such set-off.

     12.8 Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

     12.9 Incorporation by Reference. All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

     12.10 Joint and Several Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

     12.11 Business Purpose. Borrower represents and warrants that the Loan is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

     12.12 Interest Limitation. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan and other sums due hereunder or any portion thereof at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the Loan and other sums due hereunder or any portion thereof at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

     12.13 Modification. This Note may not be modified, amended, extended, changed, discharged, terminated or waived orally or by any act or failure to act on the part of Borrower or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, extension, change, discharge, termination or waiver is sought.

     12.14 Time of the Essence. Time is strictly of the essence of this Note.

     12.15 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument. Borrower agrees that Holder shall have the right to transfer, sell and assign this Note, the Mortgage and the Loan Documents, and the obligations hereunder, provided that Holder shall promptly give Borrower subsequent notice of such transfer, sale or assignment.

     12.16 Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

     12.17 Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

     12.18 Waiver of Automatic Stay. BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF HOLDER'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (I) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED ("BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (V) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, HOLDER SHALL THEREUPON BY ENTITLED AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THIS NOTE AND THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

     12.19 Notices. All notices or other written communications hereunder shall be given and become effective as provided in the Loan Agreement.



     IN WITNESS WHEREOF, Borrower has executed this Note or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower's successors and assigns.

                       MONTGOMERY CV REALTY L.P., a Delaware
                       limited partnership

                       By: Montgomery CV Trust, its sole
                           general partner


                           By: /s/Louis P. Meshon,Sr.

                           Name:Louis P. Meshon, Sr.

                           Title:Managing Trustee





EXHIBIT 5.3




           CENTURY PLAZA ASSOCIATES, L.P., as mortgagor
                                     (Mortgagor)


                                to

        GMAC COMMERCIAL MORTGAGE CORPORATION, as mortgagee
                                      (Lender)

               ___________________________________

                           MORTGAGE AND
                        SECURITY AGREEMENT
               ___________________________________

                 Dated:  April 9, 1998

                 Location:  Broward County, Florida


                 Parcel Identification No.
                 Commonly known as Century Plaza

                 PREPARED BY, WITH THE ADVICE
                 OF LOCAL COUNSEL, AND UPON
                 RECORDATION RETURN TO:
                    Tina R. Makoulian, Esquire
                 Ballard Spahr Andrews & Ingersoll, LLP
                 1735 Market Street, 51st Floor
                 Philadelphia, Pennsylvania 19103












                        TABLE OF CONTENTS

                                                             Page

Article 1 - GRANTS OF SECURITY . . . . . . . . . . . . . . . .  1
  Section 1.1  Property Mortgaged. . . . . . . . . . . . . . .  1
  Section 1.2  Assignment of Leases and Rents.   . . . . . . .  4
  Section 1.3  Security Agreement.   . . . . . . . . . . . . .  4
  Section 1.4  Pledge of Monies Held.  . . . . . . . . . . . .  4

Article 2 - OBLIGATIONS SECURED. . . . . . . . . . . . . . . .  5
  Section 2.1  Debt.   . . . . . . . . . . . . . . . . . . . .  5
  Section 2.2  Debt and Other Obligations.   . . . . . . . . .  6

Article 3 - MORTGAGOR COVENANTS. . . . . . . . . . . . . . . .  6
  Section 3.1  Performance of Obligations.   . . . . . . . . .  6
  Section 3.2  Incorporation by Reference.   . . . . . . . . .  6
  Section 3.3  Insurance.  . . . . . . . . . . . . . . . . . .  6
  Section 3.4  Payment of Taxes, Etc.  . . . . . . . . . . . . 11
  Section 3.5  Escrow Fund.  . . . . . . . . . . . . . . . . . 12
  Section 3.6  Condemnation.   . . . . . . . . . . . . . . . . 12
  Section 3.7  Leases and Rents.   . . . . . . . . . . . . . . 13
  Section 3.8  Maintenance of Property.  . . . . . . . . . . . 14
  Section 3.9  Waste.  . . . . . . . . . . . . . . . . . . . . 14
  Section 3.10  Compliance With Laws.  . . . . . . . . . . . . 15
  Section 3.11  Books and Records.   . . . . . . . . . . . . . 16
  Section 3.12  Payment For Labor and Materials.   . . . . . . 16
  Section 3.13  Performance of Other Agreements.   . . . . . . 16
  Section 3.14  Existence.   . . . . . . . . . . . . . . . . . 16

Article 4 - SPECIAL COVENANTS. . . . . . . . . . . . . . . . . 16
  Section 4.1  Property Use.   . . . . . . . . . . . . . . . . 16
  Section 4.2  Restoration After Casualty/Condemnation . . . . 16

Article 5 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 21
  Section 5.1  Warranty of Title.  . . . . . . . . . . . . . . 21
  Section 5.2  Authority.  . . . . . . . . . . . . . . . . . . 22
  Section 5.3  Legal Status and Authority.   . . . . . . . . . 22
  Section 5.4  Validity of Documents.  . . . . . . . . . . . . 22
  Section 5.5  Litigation.   . . . . . . . . . . . . . . . . . 23
  Section 5.6  Status of Property.   . . . . . . . . . . . . . 23
  Section 5.7  No Foreign Person.  . . . . . . . . . . . . . . 24
  Section 5.8  Separate Tax Lot.   . . . . . . . . . . . . . . 24
  Section 5.9  ERISA Compliance.   . . . . . . . . . . . . . . 24
  Section 5.10  Leases.  . . . . . . . . . . . . . . . . . . . 25
  Section 5.11  Financial Condition.   . . . . . . . . . . . . 25
  Section 5.12  Taxes.   . . . . . . . . . . . . . . . . . . . 26
  Section 5.13  No Change in Facts or Circumstances.   . . . . 26
  Section 5.14  Disclosure.  . . . . . . . . . . . . . . . . . 26
  Section 5.15  Third Party Representations.   . . . . . . . . 26
  Section 5.16  Illegal Activity.  . . . . . . . . . . . . . . 26

Article 6 - FURTHER ASSURANCES . . . . . . . . . . . . . . . . 26
  Section 6.1  Recording of Security Instrument, Etc.  . . . . 26
  Section 6.2  Further Acts, Etc.  . . . . . . . . . . . . . . 27
  Section 6.3  Changes in Tax, Debt Credit and Documentary
Stamp
       Laws.   . . . . . . . . . . . . . . . . . . . . . . . . 27
  Section 6.4  Estoppel Certificates.  . . . . . . . . . . . . 28
  Section 6.5  Flood Insurance.  . . . . . . . . . . . . . . . 29
  Section 6.6  Replacement Documents.  . . . . . . . . . . . . 29
  Section 6.7  Amended Financing Statements.   . . . . . . . . 29

Article 7 - DUE ON SALE/ENCUMBRANCE. . . . . . . . . . . . . . 29
  Section 7.1  No Sale/Encumbrance . . . . . . . . . . . . . . 29
  Section 7.2  Sale/Encumbrance Defined.   . . . . . . . . . . 29
  Section 7.3  Lender's Rights.  . . . . . . . . . . . . . . . 30

Article 8 - PREPAYMENT . . . . . . . . . . . . . . . . . . . . 31
  Section 8.1  Prepayment Only in Accordance with Note.. . . . 31

Article 9 - DEFAULT. . . . . . . . . . . . . . . . . . . . . . 31
  Section 9.1  Events of Default.  . . . . . . . . . . . . . . 31

Article 10 - RIGHTS AND REMEDIES . . . . . . . . . . . . . . . 33
  Section 10.1  Remedies.  . . . . . . . . . . . . . . . . . . 33
  Section 10.2  Application of Proceeds.   . . . . . . . . . . 36
  Section 10.3  Right to Cure Defaults.  . . . . . . . . . . . 37
  Section 10.4  Actions and Proceedings.   . . . . . . . . . . 37
  Section 10.5  Recovery of Sums Required To Be Paid.  . . . . 37
  Section 10.6  Examination of Books and Records.  . . . . . . 37
  Section 10.7  Other Rights, Etc.   . . . . . . . . . . . . . 38
  Section 10.8  Right to Release Any Portion of the
                 Property.   . . . . . . . . . . . . . . . . . 38
  Section 10.9  Violation of Laws.   . . . . . . . . . . . . . 39
  Section 10.10  Right of Entry.   . . . . . . . . . . . . . . 39

Article 11 - ENVIRONMENTAL HAZARDS . . . . . . . . . . . . . . 39
  Section 11.1  Environmental Representations and
                 Warranties.   . . . . . . . . . . . . . . . . 39
  Section 11.2  Environmental Covenants.   . . . . . . . . . . 41
  Section 11.3  Lender's Rights.   . . . . . . . . . . . . . . 42

Article 12 - INDEMNIFICATION . . . . . . . . . . . . . . . . . 42
  Section 12.1  General Indemnification.   . . . . . . . . . . 42
  Section 12.2  Mortgage and/or Intangible Tax.  . . . . . . . 44
  Section 12.3  ERISA Indemnification.   . . . . . . . . . . . 44
  Section 12.4  Duty to Defend; Attorneys' Fees and Other
                  Fees and Expenses. . . . . . . . . . . . . . 44

Article 13 - WAIVERS . . . . . . . . . . . . . . . . . . . . . 45
  Section 13.1  Waiver of Counterclaim.  . . . . . . . . . . . 45
  Section 13.2  Marshalling and Other Matters.   . . . . . . . 45
  Section 13.3  Waiver of Notice.  . . . . . . . . . . . . . . 45
  Section 13.4  Sole Discretion of Lender.   . . . . . . . . . 45
  Section 13.5  Survival.  . . . . . . . . . . . . . . . . . . 45
  Section 13.6  Waiver of Trial By Jury.   . . . . . . . . . . 46

Article 14 - Intentionally Omitted . . . . . . . . . . . . . . 46

Article 15 - NOTICES . . . . . . . . . . . . . . . . . . . . . 46
  Section 15.1  Notices.   . . . . . . . . . . . . . . . . . . 46

Article 16 - APPLICABLE LAW. . . . . . . . . . . . . . . . . . 47
  Section 16.1  Choice of Law.   . . . . . . . . . . . . . . . 47
  Section 16.2  Usury Laws.  . . . . . . . . . . . . . . . . . 47
  Section 16.3  Provisions Subject to Applicable Law.  . . . . 48
  Section 16.4  Inapplicable Provision.  . . . . . . . . . . . 48

Article 17 - SECONDARY MARKET. . . . . . . . . . . . . . . . . 48
  Section 17.1  Dissemination of Information.  . . . . . . . . 48

Article 18 - COSTS . . . . . . . . . . . . . . . . . . . . . . 49
  Section 18.1  Performance at Mortgagor's Expense.  . . . . . 49
  Section 18.2  Attorneys' Fees for Enforcement.   . . . . . . 50

Article 19 - DEFINITIONS . . . . . . . . . . . . . . . . . . . 50
  Section 19.1  General Definitions.   . . . . . . . . . . . . 50
  Section 19.2  Headings, Etc.   . . . . . . . . . . . . . . . 50

Article 20 - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . 51
       Section 20.1  No Oral Change.   . . . . . . . . . . . . 51
  Section 20.2  Liability.   . . . . . . . . . . . . . . . . . 51
  Section 20.3  Duplicate Originals; Counterparts.   . . . . . 51
  Section 20.4  Number and Gender.   . . . . . . . . . . . . . 51
  Section 20.5  Subrogation.   . . . . . . . . . . . . . . . . 51
  Section 20.6  Entire Agreement.  . . . . . . . . . . . . . . 51

Article 21 - PERFORMANCE BY MONTGOMERY . . . . . . . . . . . . 52

Article 22 - LOCAL LAW PROVISIONS. . . . . . . . . . . . . . . 52






Exhibits -

     Exhibit A - Description of Land
     Exhibit B - Local Law Provisions

Definitions

The terms set forth below are defined in the following Sections of this Security Instrument:

a.   ADA:  Subsection 3.10(a);
b.   Applicable Law:  Subsection 3.10(a);
c.   Attorneys' Fees/Counsel Fees:  Section 19.1, 19.1;
d.   Bankruptcy Code:  Subsection 1.1(f);
e.   Borrower:  Preamble;
f.   Casualty Consultant:  Subsection 4.2(b)(iii);
g.   Casualty Retainage:  Subsection 4.2(b)(iv);
h.   Collateral:  Section 1.3;
i.   Debt: Recitals;
j.   Environmental Indemnity:  Subsection 10.1(c);
k.   Environmental Law:  Section 11.1;
l.   Environmental Liens:  Section 11.2;
m.   Environmental Report:  Section 11.1;
n.   Escrow Fund:  Section 3.5;
o.   Event:  Section 18.1;
p.   Event of Default:  Section 9.1;
q.   Exculpated Parties:  Section ?;
r.   Force Majeure:  Subsection 4.2(b);
s.   Guarantor:  Section 5.5;
t.   Hazardous Substances:  Section 11.1;
u.   Improvements:  Subsection 1.1(c);
v.   Indemnified Parties:  Section 12.1;
w.   Indemnitor:  Subsection 10.1(c);
x.   Insurance Premiums:  Subsection 3.3(b);
y.   Investor:  Section 17.1;
z.   Land:  Subsection 1.1(a);
aa.  Lease Guaranty:  Subsection 3.7(a);
bb.  Leases:  Subsection 1.1(f);
cc.  Lender:  Preamble;
dd.  Loan Application:  Section 5.13;
ee.  Losses:  Section 12.1;
ff.  Net Proceeds:  Subsection 4.2(b);
gg.  Net Proceeds Deficiency:  Subsection 4.2(b)(vi);
hh.  Note:  Recitals;
ii.  Obligations:  Section 2.2;
jj.  Other Charges:  Subsection 3.4(a);
kk.  Other Security Documents:  Section 3.2;
ll.  Participations:  17.1;
mm.  Permitted Exceptions:  Section 5.1;
nn.  Person:  Section 19.1;
oo.  Personal Property:  Subsection 1.1(e);
pp.  Policies/Policy:  Subsection 3.3(b), 3.3(b);
qq.  Property:  Section 1.1;
rr.  Qualified Insurer:  Subsection 3.3(b);
ss.  Rating Agency:  Subsection 3.3(b);
tt.  Release:  Section 11.1;
uu.  Remediation:  Section 11.1;
vv.  Rents:  Subsection 1.1(f);
ww.  Restoration:  Subsection 3.3(d);
xx.  Securities:  Section 17.1;
bd   Securitization:  Section 17.1;
yy.  Security Instrument:  Preamble;
zz.  Taxes:  Subsection 3.4(a); and
aaa. Uniform Commercial Code:  Subsection 1.1(e).







          THIS MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of the 31st day of March 1998, by CENTURY PLAZA ASSOCIATES, L.P., a Delaware limited partnership, having its principal place of business at 100 Century Boulevard, West Palm Beach, Florida 33417 as mortgagor ("Mortgagor") to
GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 650 Dresher Road, Horsham, Pennsylvania 19044-8015, as mortgagee ("Lender").

                            RECITALS:

          Montgomery CV Realty L.P. ("Montgomery") by its promissory note of even date herewith (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the "Note") given to Lender is indebted to Lender in the principal sum of $7,650,000 in lawful money of the United States of America, (the indebtedness evidenced by the Note, together with all interest, default interest, late charges and other sums agreed or provided to be paid by Montgomery in the Note or the Loan Agreement (as hereinafter defined), is hereinafter collectively referred to as the "Debt") with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

          Montgomery and Lender have entered into a Loan and Credit Facility Agreement of even date herewith (as the same may be amended, modified or restated, the "Loan Agreement"), setting forth the agreements and understandings of Montgomery and Lender with respect to the Debt and other loans made by Lender to Montgomery.

          Mortgagor, by its guaranty of even date herewith given to Lender (the "Guaranty") for good and valuable consideration the receipt of which is hereby acknowledged, has agreed to guaranty the payment of the Debt and the performance of all of Montgomery's obligations under the Note and the other Obligations (as defined in Article 2) and Mortgagor desires to secure its obligations under the Guaranty.


                  Article 1 - GRANTS OF SECURITY

          Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and to its successors and assigns in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Lender and to its successors and assigns in the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the "Property"):

          (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

          (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

          (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

          (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

          (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. 101 et seq. (the
"Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

          (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

          (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

          (j) Rights. The right, in the name and on behalf of Mortgagor, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

          (k)  Agreements.  All agreements, contracts,
certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Mortgagor thereunder;

          (l) Intangibles. All accounts, escrows, chattel paper, licenses, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any;

          (m) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

          (n) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (m) above.

          Section 1.2 Assignment of Leases and Rents. Mortgagor hereby absolutely and unconditionally assigns to Lender Mortgagor's right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and
Section 3.7, Lender grants to Mortgagor a revocable license to collect and receive the Rents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

          Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code.
The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral").

          Section 1.4 Pledge of Monies Held. Mortgagor hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in Section 4.2(b)), as additional security for the Obligations until expended or applied as provided in this Security Instrument.





                       CONDITIONS TO GRANT

          TO HAVE AND TO HOLD the above granted and described
Property unto the Lender and its successors and assigns forever;

          PROVIDED, HOWEVER, these presents are upon the express condition that, if Montgomery shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, and Montgomery and Mortgagor shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.


                 Article 2 - OBLIGATIONS SECURED

          Section 2.1  Debt.  This Security Instrument and the
grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion:

          (a) the performance of all of Mortgagor's obligations under the Guaranty;

          (b) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby;

          (c) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor;

          (d) the performance of all obligations of Mortgagor contained herein;

          (e) the performance of each obligation of Montgomery contained in the Note in addition to the payment of the Debt and of Montgomery, Mortgagor and of any Guarantor (defined in Section
5.5) contained in the Other Security Documents;

          (f) the performance of each obligation of Montgomery, Mortgagor and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the Other Security Documents; and

          (g) the payment of all sums advanced and costs and expenses incurred by Lender pursuant to the Loan Agreement, including without limitation, future loans from Lender to Montgomery or an affiliate of Montgomery.

          Section 2.2 Debt and Other Obligations. Mortgagor's obligations for the payment of the Debt and the performance of the obligations shall be referred to collectively below as the "Obligations."


                 Article 3 - MORTGAGOR COVENANTS

          Mortgagor covenants and agrees with Lender that:

          Section 3.1  Performance of Obligations.  Mortgagor
will perform all of its obligations under the Guaranty at the time and in the manner provided in the Guaranty and in this Security Instrument.

          Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note,
(b) the Loan Agreement, and (c) all and any of the documents other than the Note, the Loan Agreement or this Security Instrument now or hereafter executed by Montgomery, Mortgagor and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or the obligations (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

          Section 3.3  Insurance.

          (a) Mortgagor shall obtain and maintain, or cause to be maintained, insurance for Mortgagor and the Property providing at least the following coverages:

               (i) Property Insurance. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to 100% of the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Mortgagor and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Mortgagor shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Mortgagor from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

              (ii) Liability Insurance. Comprehensive general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $1,000,000. During any construction of the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this Subsection (a) Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

             (iii)       Workers' Compensation Insurance.
Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

              (iv)       Business Interruption.  Business
interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one
(1) year from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Mortgagor from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied.
The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period.

               (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s);

              (vi)       Flood Insurance.  If required by
Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be less than or equal to 5% of the Appraised Value (as defined in the Loan Agreement) of the Property or a higher minimum amount as required by the Federal Emergency Management Agency or other applicable law.

             (vii) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required.

            (viii) Other Insurance. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

          (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having (i) an investment grade rating or a claims paying ability assigned by one or more credit rating agencies approved by Lender
(a "Rating Agency") and (ii) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide that all proceeds be payable to Lender as set forth in
Section 4.4 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of $250,000. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Mortgagor).
In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage
A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Mortgagor's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Mortgagor fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Mortgagor, Lender may procure such insurance at Mortgagor's sole cost and expense.

          (c) Mortgagor shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Mortgagor on or with respect to any part of the Property pursuant to this Section 3.3.

          (d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice of such damage to Lender and provided that Mortgagor shall have received the Net Proceeds, Mortgagor shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Restoration") and otherwise in accordance with
Section 4.4 of this Security Instrument.

          (e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3.

          (f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Comprehensive General Liability, Umbrella and Excess Liability Policies, but in no event will the Comprehensive General Liability policy be written for an amount less than $5,000,000 combined single limit for bodily injury and property damage liability.

          (g) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Mortgagor to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

          (h) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

          Section 3.4 Payment of Taxes, Etc. (a) Mortgagor shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Mortgagor will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Mortgagor shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

          (b) After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents, (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Mortgagor and from the Property or Mortgagor shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) Mortgagor shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Mortgagor has paid all of the Taxes under protest, and (vii) Mortgagor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

          Section 3.5 Escrow Fund. At the option of Lender, Lender may require Mortgagor to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums and Taxes pursuant to Sections 3.3 and
3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Mortgagor to Lender in amounts determined by Lender in its discretion on the date hereof to be held by Lender in escrow. Additionally, Mortgagor shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in (a) and (b) above shall be called the "Escrow Fund"). Mortgagor agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate tax authority. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Mortgagor by applying the Escrow Fund to the payments of such Taxes and Insurance
Premiums required to be made by Mortgagor pursuant to Sections
3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Mortgagor shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless otherwise required by Applicable Law (defined in Section
3.0), no earnings or interest on the Escrow Fund shall be payable to Mortgagor.

          Section 3.6 Condemnation. Mortgagor shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Mortgagor shall deliver to Lender all instruments requested by it to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Mortgagor shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Montgomery shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by the power of eminent domain, Mortgagor shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with
Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

          Section 3.7 Leases and Rents. (a) Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease which shall have been approved by Lender. Upon request, Mortgagor shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. All proposed leases shall be subject to the prior approval of Lender except that all proposed leases which
(i) are on the same form of lease which has been approved by Lender, (ii) are the result of an arms-length transaction, (iii) which provide for rental rates comparable to existing market rates, (iv) where space to be leased does not exceed more than ten percent (10%) of total rentable space of the Property, (v) where the proposed tenant is an independent third party not affiliated with the Mortgagor, and (vi) do not contain any terms which would materially affect Lender's rights under this Security Instrument, the Note or the Other Security Documents, shall not be subject to the prior approval of Lender. Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt;
(ii) shall promptly send copies to Lender of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents;
(vi) shall not (A) materially alter, modify or change the terms of the Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, or (B) cancel or terminate any Lease (except for defaults thereunder) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender.

          Section 3.8 Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

          Section 3.9 Waste. Mortgagor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

          Section 3.10  Compliance With Laws.  (a)  Mortgagor
shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

          (b) Mortgagor shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

          (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Mortgagor shall not alter the Property in any manner which would materially increase Mortgagor's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

          (d) Mortgagor shall give prompt notice to Lender of the receipt by Mortgagor of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

          (e) After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents; (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Mortgagor shall have furnished to Lender all other items reasonably requested by Lender.

          Section 3.11  Books and Records.  Borrower and any
Guarantors shall furnish to Lender the financial statements and project reports required by and in the manner set forth in
Section 4.4 of the Loan Agreement.

          Section 3.12 Payment For Labor and Materials. Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1) or liens for which Mortgagor has provided security or a bond acceptable to Lender.

          Section 3.13  Performance of Other Agreements.
Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

          Section 3.14 Existence. Mortgagor will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.


                  Article 4 - SPECIAL COVENANTS

     Mortgagor covenants and agrees with Lender that:

          Section 4.1 Property Use. The Property shall be used only for a commercial shopping center (which may include, without limitation, medical and other professional offices) and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's discretion.

          Section 4.2  Restoration After Casualty/Condemnation.
In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

          (a) If (i) the Net Proceeds (defined below) do not exceed $250,000 ("Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Mortgagor shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements (unless, in Lender's opinion, the damage can be repaired by use of the Net Proceeds) then the Net Proceeds will be disbursed directly to Mortgagor and Mortgagor shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence and continuance of an Event of Default, Mortgagor shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount.
Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Mortgagor hereby irrevocably empowers Lender, in the name of Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Mortgagor, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Mortgagor to be used to pay for the cost of the Restoration in accordance with the terms hereof.

          (b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Lender have been entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Mortgagor for the Restoration in accordance with the provisions of this Subsection 4.2(b). Mortgagor shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of this Section 4.2 shall mean: (i) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i), (iv), (v),
(vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning: Mortgagor shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Mortgagor's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

     (i) The Net Proceeds shall be made available to Mortgagor for payment of, or reimbursement of Mortgagor's expenses in connection with, the Restoration, subject to the following conditions:

               (A) no Event of Default shall have occurred and be continuing under the Note, the Loan Agreement, this Security
Instrument or any of the Other Security Documents;

               (B) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

               (C) the Net Proceeds, together with any cash or cash equivalent deposited by Mortgagor with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

               (D) (1) in the event that the Net Proceeds are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or
(2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

               (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Montgomery;

               (F) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service coverage requirements set forth in the Loan Agreement;

               (G) the Restoration can reasonably be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) the earliest date required for such completion under the terms of any Lease and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

               (H) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations
(including, without limitation, all applicable
Environmental Laws (defined in Section 12.1); and

               (I) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements.

     (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.2(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, Mortgagor from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

     (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Mortgagor.

     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.2(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty
Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Mortgagor for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.2(b), be less than the amount actually held back by Mortgagor from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty
Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Mortgagor shall deposit the deficiency (the "Net Proceeds Deficiency") with
Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.2(b) shall constitute additional security for the Obligations.

     (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Mortgagor, provided no Event of Default shall have occurred and shall be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Mortgagor as excess Net Proceeds pursuant to Subsection 4.2(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Mortgagor. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt.


            Article 5 - REPRESENTATIONS AND WARRANTIES

     Mortgagor represents and warrants to Lender that:

          Section 5.1 Warranty of Title. Mortgagor has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Mortgagor possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.
Upon the recordation of this Security Instrument and the filing of a Uniform Commercial Code Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by Mortgagor.

          Section 5.2 Authority. Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Mortgagor's part to be performed.

          Section 5.3 Legal Status and Authority. Mortgagor (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Mortgagor now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Mortgagor under this Security Instrument and the Other Security Documents.

          Section 5.4 Validity of Documents. (a) The execution, delivery and performance of this Security Instrument and the Guaranty (i) are within the power and authority of Mortgagor;
(ii) have been authorized by all requisite organizational action;
(iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Mortgagor, or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) this Security Instrument and the Guaranty constitute the legal, valid and binding obligations of Mortgagor.

          Section 5.5 Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Mortgagor's knowledge, threatened or contemplated against Mortgagor, any person guaranteeing the payment of the Debt or any portion thereof or performance by Mortgagor of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor (defined in Subsection 10.1(d)), if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Mortgagor's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, the Loan Agreement, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole and absolute discretion.

          Section 5.6 Status of Property. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Mortgagor has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

          (b) Except building and occupancy permits for currently vacant space, Mortgagor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

          (c) The Property and the present and contemplated use and occupancy thereof do not and will not violate in any material respect all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws.

          (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

          (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (f) The Property is served by public water and sewer systems.

          (g) The Property is free from damage caused by fire or other casualty.

          (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

          (i) Mortgagor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

          (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

          (k) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Mortgagor except as noted on the certified rent roll.

          (l) Mortgagor has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

          (m) All the Improvements lie within the boundaries of the Property.

          Section 5.7  No Foreign Person.  Mortgagor is not a
"foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related
Treasury Department regulations, including temporary regulations.

          Section 5.8  Separate Tax Lot.  The Property is
assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

          Section 5.9 ERISA Compliance. (a) As of the date hereof and throughout the term of this Security Instrument, (i) Mortgagor is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

(b)  As of the date hereof and
throughout the term of this Security Instrument, (i) Mortgagor is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

          Section 5.10 Leases. Except as disclosed in the rent roll for the Property delivered to and approved by Lender, (a) Mortgagor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable;
(c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) Mortgagor has received no notice from any tenant challenging the validity or enforceability of any Lease;
(i) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (j) the Leases are valid and enforceable against Mortgagor and the tenants set forth therein; (k) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (l) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease and except for parking rights alleged to be held by an adjacent religious institution; (m) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; (n) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; and (o) no brokerage commissions or finders fees are due and payable regarding any Lease, except as reflected in the certified rent roll delivered to and approved by Lender.

          Section 5.11  Financial Condition.  (a) Mortgagor is
solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Mortgagor has been initiated, and (b) the granting of this Security Instrument does not constitute a fraudulent conveyance.

          Section 5.12 Taxes. Mortgagor, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Mortgagor, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

          Section 5.13 No Change in Facts or Circumstances. All information in the application for the loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

          Section 5.14  Disclosure.  Mortgagor has disclosed to
Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

          Section 5.15 Third Party Representations. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

          Section 5.16 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Mortgagor's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.


                  Article 6 - FURTHER ASSURANCES

          Section 6.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

          Section 6.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws.
Mortgagor, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 6.2.

          Section 6.3  Changes in Tax, Debt Credit and
Documentary Stamp Laws. (a) If on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Lender to any tax, duty or other charge with respect to the Debt, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Debt or any other amounts due under the Note or in respect of the Debt or its obligation to advance the Debt (except for changes in the rate of tax on the overall net income of the Lender) and the result of the foregoing is to increase the cost to Lender of making or maintaining the Debt, or to reduce the amount of any sum received or receivable by Lender under the Note with respect thereto, by an amount reasonably deemed by Lender to be material, then, within fifteen days after demand by Lender, Mortgagor shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

               (b) Lender will promptly notify Mortgagor of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Lender's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

          Section 6.4 Estoppel Certificates. (a) After request by Lender, Mortgagor, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under this Security Instrument, (ii) that this Security Instrument is a valid, legal and binding obligation and has not been modified or if modified, giving particulars of such modification, (iii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (iv) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (v) the date to which the Rents thereunder have been paid pursuant to the Leases, (vi) whether or not, to the best knowledge of Mortgagor, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (vii) the amount of security deposits held by Mortgagor under each Lease and that such amounts are consistent with the amounts required under each Lease, and (viii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

          (b) Mortgagor shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party (or if any defaults thereunder are alleged, setting forth the specific nature of such defaults), that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

          (c)  Upon any transfer or proposed transfer
contemplated by Section 17.1 hereof, at Lender's request, Mortgagor, Montgomery, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 17.1) or any prospective Investor confirming the accuracy of information provided by such person to Lender under or in respect of this Security Instrument.

          Section 6.5 Flood Insurance. After Lender's request, Mortgagor shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Mortgagor has obtained insurance meeting the requirements of Section 3.3(a)(vi).

          Section 6.6 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Montgomery and/or Mortgagor will issue, in lieu thereof, a replacement Note or Other Security
Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor; provided, however, Montgomery shall not be required to issue a replacement Note unless Lender provides adequate assurance or an indemnity to Montgomery.

          Section 6.7 Amended Financing Statements. Mortgagor will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Mortgagor shall execute a certificate in form satisfactory to the Lender listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.


               Article 7 - DUE ON SALE/ENCUMBRANCE

          Section 7.1 No Sale/Encumbrance. Except as otherwise provided in the Loan Agreement, Mortgagor agrees that Mortgagor shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

          Section 7.2 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 7 shall be deemed to include, but not limited to (a) an installment sales agreement wherein Mortgagor agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (c) if Mortgagor, any Guarantor, any Indemnitor, or any general partner or managing member (or if no managing member, any member) of Mortgagor, Guarantor or Indemnitor is a corporation, (i) the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 50% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 50% of such corporation's stock, or (ii) the pledge of any such corporation's stock; (d) if Mortgagor, any Guarantor or Indemnitor or any general partner or managing member (or if no managing member, any member) of Mortgagor, any Guarantor or Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest; and (e) if Mortgagor, any Guarantor, any Indemnitor or any general partner or member of Mortgagor, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member (or if no managing member, any member) or the transfer or pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 7: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Mortgagor, any Guarantor or Indemnitor or any member or general partner thereof, and (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Mortgagor, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder, provided that, with respect to any such sale or transfer, Mortgagor shall deliver a non-consolidation opinion or an update of the same, in form and substance reasonably satisfactory to Lender, upon Lender's request to do so. To the extent that the definitions contained in this Section 7.2 are inconsistent with the Loan Agreement, then the provisions of the Loan Agreement shall govern.

          Section 7.3 Lender's Rights. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Lender's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.


                      Article 8 - PREPAYMENT

          Section 8.1  Prepayment Only in Accordance with Note.
The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note and the Loan Agreement including, without limitation, payment of the Exit
Fee (as defined in the Loan Agreement) if applicable.


                       Article 9 - DEFAULT

          Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) if any portion of the Debt is not paid on the date when due (subject to any applicable cure period), or if the entire Debt is not paid on or before the Maturity
Date;

          (b) if Mortgagor violates or does not comply with any of the provisions of Sections 3.7 or 8.1;

          (c) if any representation or warranty of Montgomery, Mortgagor, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity") or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

          (d) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

          (e)  except for the specific defaults set forth in this
Section 9.1 any other default hereunder or under the Note, the Loan Agreement or any of the Other Security Documents by Montgomery or Mortgagor, which default is not cured within fifteen (15) days after written notice from Lender to Montgomery; provided that if such default cannot reasonably be cured within such fifteen (15) day period and Montgomery or Mortgagor shall have commenced to cure such default within such fifteen (15) day period and thereafter diligently and expeditiously proceeds to cure the same, such fifteen (15) day period shall be extended for so long as it shall require Montgomery or Mortgagor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;

          (f)  if Montgomery, Mortgagor, any Guarantor or
Indemnitor shall make an assignment for the benefit of creditors or if Montgomery or Mortgagor shall generally not be paying its debts as they become due; or

          (g) if the Policies are not kept in full force and effect, or Montgomery or Mortgagor has not delivered evidence of the renewal of the Policies ten (10) days prior to their expiration as provided in Section 3.3(b); or

          (h) If the Property is, in the judgment of Lender, materially injured or destroyed, by fire or otherwise, and is not otherwise required to be restored pursuant to the terms of
Section 4.2 hereof and Montgomery does not bring the Outstanding Facility Amount (as defined in the Loan Agreement) into compliance with the loan-to-value and debt service coverage requirements of Sections 2.9 and 3.1 of the Loan Agreement, within thirty (30) days of such occurrence; or

          (i) Any court of competent jurisdiction shall sign an order (i) adjudicating Mortgagor, Montgomery or a Guarantor bankrupt, (ii) appointing a trustee or receiver of the Property, or of a substantial part of the Property of Mortgagor, Montgomery or a Guarantor or (iii) approving a petition for, or effecting, an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Lender or of other creditors of Mortgagor, Montgomery or a Guarantor; or if Mortgagor, Montgomery or a Guarantor shall
(A) file any petition or (B) consent to any other action seeking any such judicial order; or

          (j) If Mortgagor, Montgomery or any Guarantor or their members, board of directors or stockholders shall institute any proceedings for the dissolution or liquidation of Mortgagor, Montgomery or such Guarantor or fail to secure and protect their ability to do business in the state where the Property is located; or

          (k) Unless adequately covered by insurance in the sole opinion of Lender, the entry of a final judgment for the payment of money involving more than $100,000 against Mortgagor, Montgomery or a Guarantor, and the failure of Mortgagor, Montgomery or such Guarantor to cause the same to be discharged or bonded off to the satisfaction of Lender within sixty (60) days from the date the order, decree or process under which or pursuant to which such judgment was entered; or

          (l) A material adverse change occurs in the financial condition of Mortgagor, Montgomery or any Guarantor or the business, or Changes in Management or Changes in Control (as defined in the Loan Agreement) of Mortgagor, Montgomery or any Guarantor, which is not corrected to the reasonable satisfaction of Lender; or

          (m) Any litigation is initiated or threatened against Mortgagor, Montgomery or a Guarantor which, in the sole opinion of Lender, is likely to have a material adverse affect on the financial condition or business of Mortgagor, Montgomery or such Guarantor; or

          (n) Mortgagor shall fail to keep in full force and effect any permit or approval issued by any governmental authority necessary for the construction, occupancy or use of the Property or with respect to the matters contemplated hereby, and either Mortgagor fails to take all appropriate action to reinstate such permit or approval within five days after demand by Lender, or such permit or approval cannot be reinstated; or

          (o) An Event of Default occurs under any other loan from Lender to Montgomery or an affiliate of Montgomery.


                 Article 10 - RIGHTS AND REMEDIES

          Section 10.1 Remedies. (a) Upon the occurrence of any Event of Default, Mortgagor agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender against Mortgagor and Montgomery and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

          (i)     declare the entire unpaid Debt to be
immediately due and payable;

          (ii) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

          (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

          (iv) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

          (v) subject to the provisions of Article 14, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

          (vi) subject to the provisions of Article 14, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security
Instrument or the Other Security Documents;

          (vii) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, Montgomery, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

          (viii) subject to any applicable law, the license granted to Mortgagor under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (F) require Mortgagor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

          (ix) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request Mortgagor at its expense to assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

          (x) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

               (A)   Taxes and Other Charges;

               (B)      Insurance Premiums;

               (C) Interest on the unpaid principal balance of the Note;

               (D) amortization of the unpaid principal balance of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

          (xi) surrender the Policies maintained pursuant to
Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such Insurance Premiums;

          (xii) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

          (xiii) prohibit Mortgagor and anyone claiming on behalf of or through Mortgagor from making use of or withdrawing any sums from any lock box account;

          (xiv) pursue such other remedies as Lender may have under applicable law.

          (b) In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in Subsection 9.1 (i) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

          (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (d)  Upon any sale made under or by virtue of this
Section 10.1, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

          Section 10.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

          Section 10.3 Right to Cure Defaults. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

          Section 10.4 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

          Section 10.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor or Montgomery existing at the time such earlier action was commenced.

          Section 10.6  Examination of Books and Records.
Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Mortgagor, Montgomery and any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Mortgagor, Montgomery or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor, Montgomery or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor, Montgomery or any Guarantor or Indemnitor where the books and records are located.

          Section 10.7 Other Rights, Etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Mortgagor, Montgomery, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

          (b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

          (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

          Section 10.8 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

          Section 10.9 Violation of Laws. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents.

          Section 10.10 Right of Entry. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to Mortgagor.


                Article 11 - ENVIRONMENTAL HAZARDS

          Section 11.1 Environmental Representations and Warranties. Mortgagor represents and warrants, based upon an environmental Phase I site assessment of the Property and information that Mortgagor knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to the written reports resulting from the environmental assessments of the Property delivered to Lender (the "Environmental Report"); (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Mortgagor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Mortgagor has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Mortgagor and that is contained in Mortgagor's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present, and for the purposes of Sections 11.2, 11.3 and 12.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks);
the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present, and for the purposes of Sections 11.2,
11.3 and 12.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property.
"Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections 11.2. 11.3 and 12.4 only, future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. "Release" of any Hazardous Substance includes, but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. "Remediation" includes, but is not limited to any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 11.

          Section 11.2 Environmental Covenants. Mortgagor covenants and agrees that so long as the Mortgagor owns, manages, is in possession of, or otherwise controls the operation of the
Property: (a) all uses and operations on or of the Property, whether by Mortgagor or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) Mortgagor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other person or entity (the "Environmental Liens"); (e) Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section
11.3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has reason to believe this Section 11.2 has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 12.1) shall be entitled to rely on such reports and other results thereof; (g) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and
(iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Mortgagor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Mortgagor shall immediately notify Lender in writing promptly after it has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law,
(B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Mortgagor becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 11.

          Section 11.3  Lender's Rights.  Lender, its
environmental consultant, and any other person or entity designated by Lender, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Mortgagor, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Mortgagor's compliance with the provisions of this Article 11, and Mortgagor shall cooperate in all reasonable ways with Lender in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Mortgagor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.


                   Article 12 - INDEMNIFICATION

          Section 12.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities),actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions invalue, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid insettlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arisingout of Lender's gross negligence or willful misconduct): (a) ownership of this Security
Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, the Loan Agreement, this Security Instrument, or any Other Security Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, Montgomery, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this
Article 12; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (m) any misrepresentation made by Mortgagor in this Security Instrument,the Other Security Documents, or any documents or information provided pursuant to Section 17.1 hereof. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 12, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

          Section 12.2  Mortgage and/or Intangible Tax.
Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified
Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

          Section 12.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under
Section 5.9.


          Section 12.4  Duty to Defend; Attorneys' Fees and Other
Fees and Expenses.   Upon written request by any Indemnified
Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.


                       Article 13 - WAIVERS

          Section 13.1 Waiver of Counterclaim. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

          Section 13.2 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

          Section 13.3 Waiver of Notice. To the extent permitted by Applicable Law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Mortgagor and except with respect to matters for which Lender is required by Applicable Law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Mortgagor.

          Section 13.4 Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          Section 13.5 Survival. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 11 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note, the Loan Agreement, or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Lender, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note, the Loan Agreement or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto. All obligations and liabilities of Mortgagor under Article 11 shall cease and terminate on the first (1st) anniversary of the date of payment to Lender in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Mortgagor or Montgomery, at its sole cost and expense, delivers to Lender an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Lender and indicating the Property is in full compliance with all applicable Environmental Laws.

     Section 13.6 Waiver of Trial By Jury. Mortgagor HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                Article 14 - Intentionally Omitted


                       Article 15 - NOTICES

          Section 15.1 Notices. All notices or other written communications hereunder shall be deemed to have been given (a) upon receipt, if personally delivered (unless subject to clause (b)) or is mailed by registered or certified mail, (b) at noon on the date after dispatch is sent by overnight courier or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, and in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

If to Mortgagor:

                  Century Plaza Associates, L.P.
                  c/o Montgomery CV Realty L.P.
                  Plymouth Plaza
                  580 West Germantown Pike, Suite 200
                  Plymouth Meeting, Pennsylvania  19426
                  Attention:  Paul Zambrotta
                  Telecopy No.:  610/834-8110

          With a copy to:

                  Montgomery CV Realty LP
                  c/o Montgomery CV Realty L.P.
                  Plymouth Plaza
                  580 West Germantown Pike, Suite 200
                  Plymouth Meeting, Pennsylvania  19426
                  Attention:  Paul Zambrotta
                  Telecopy No.:  610/834-8110

          With a copy to:

                  Stanley S. Cohen, Esquire
                  Fox, Rothschild, O'Brien & Frankel, LLP
                  2000 Market Street, 10th Floor
                  Philadelphia, Pennsylvania 19103-3291
                  Telecopy No.:  215/299-2150

          With a copy to:

                  David J. Wiener, Esquire
                  Levy, Kneen, Mariani, Curtin, Wiener, Kornfeld
                              & Del Russo, P.A.
                  1400 Centrepark Boulevard, Suite 1000
                  West Palm Beach, Florida 33401
                  Telecopy No.: 561/478-5811

If to Lender:     GMAC Commercial Mortgage Corporation
                  650 Dresher Road
                  Horsham, Pennsylvania  19044-8015
                  ATTN:  Loan Servicing Department
                  Telecopy No.:  (215) 328-1378


                   Article 16 - APPLICABLE LAW

          Section 16.1  Choice of Law.  THIS SECURITY INSTRUMENT
SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE
WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND THE
APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          Section 16.2 Usury Laws. This Security Instrument and the Note are subject to the express condition that at no time shall Montgomery be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Montgomery is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Montgomery is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

          Section 16.3  Provisions Subject to Applicable Law.
All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

          Section 16.4  Inapplicable Provision.  If any term of
this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security
Instrument and any other application of the term shall not be affected thereby.


                  Article 17 - SECONDARY MARKET

          Section 17.1 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Mortgagor, Montgomery, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Mortgagor, Montgomery, any Guarantor or any Indemnitors, as Lender determines necessary or desirable. Mortgagor, Montgomery, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 6.4(c) hereof and such other documents as may be reasonably requested by Lender and, upon Lender's reasonable request, meeting with any Rating Agency for due diligence purposes. Mortgagor shall also furnish and Mortgagor, Montgomery, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Mortgagor, Montgomery, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation.
Any dissemination of information pursuant to this Section shall comply with the requirements of the Securities and Exchange Commission and shall not impose a material financial burden on Borrower.


                        Article 18 - COSTS

          Section 18.1 Performance at Mortgagor's Expense. Mortgagor acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Mortgagor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority, subject to the Loan Agreement. Mortgagor hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Mortgagor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise).

          Section 18.2 Attorneys' Fees for Enforcement. (a) Mortgagor shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 18.1 above, and (b) Mortgagor shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Mortgagor.


                     Article 19 - DEFINITIONS

          Section 19.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

          Section 19.2 Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


              Article 20 - MISCELLANEOUS PROVISIONS

          Section 20.1  No Oral Change.  This Security
Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Lender but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          Section 20.2 Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This
Security Instrument shall be binding upon and inure to the benefit of Mortgagor and Lender and their respective successors and assigns forever.

          Section 20.3 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          Section 20.4 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          Section 20.5 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor's obligations hereunder, under the Note, the Loan Agreement and the Other Security Documents and the performance and discharge of the Other Obligations.

          Section 20.6 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Mortgagor, Montgomery and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Mortgagor, Montgomery and Lender with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents.


              Article 21 - PERFORMANCE BY MONTGOMERY

          Lender acknowledges and agrees that Mortgagor's covenants, agreements and obligations under or pursuant to Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 3.11, 3.12, 4.4,
6.1, 6.3, 18.1 and 18.2 hereunder may be performed by Montgomery on behalf of Mortgagor.


                Article 22 - LOCAL LAW PROVISIONS

          The provisions set forth on Exhibit B annexed hereto are incorporated herein by reference as if fully set forth herein.

          IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Mortgagor the day and year first above written.


                         MORTGAGOR:

                         CENTURY PLAZA ASSOCIATES, L.P., a
                         Delaware limited partnership

                         By:  CP General Partner LLC, a Delaware
                              limited liability company, its sole
                              general partner

                              By:  Montgomery CV Realty L.P., a
                                   Delaware limited partnership,
                                   its sole member

                              By:  Montgomery CV Realty Trust, a
                                   Delaware limited partnership,
                                   its sole general partner

                              By: /s/ Louis P. Meshon, Sr.

                              Name: Louis P. Meshon, Sr.

                              Title: Managing Trustee




EXHIBIT 5.4


                GUARANTY AND SURETYSHIP AGREEMENT


          THIS GUARANTY AND SURETYSHIP AGREEMENT (this
"Guaranty") dated as of the 9th day of April, 1998, made by CV
REIT, INC., a Delaware corporation ("Guarantor") to GMAC
COMMERCIAL MORTGAGE CORPORATION, a California corporation
("Lender"),


                      W I T N E S S E T H :


          WHEREAS, pursuant to a Loan and Credit Facility Agreement dated as of March 31, 1998 between Montgomery CV Realty L.P., a Delaware limited partnership ("Borrower"), Guarantor, Century Plaza Associates, L.P. and Lender (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), Lender has agreed to make a Loan of $7,650,000 to Borrower (the "Loan");

          WHEREAS, the Loan is evidenced by Borrower's $7,650,000
Note to Lender of even date herewith (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the "Note");

          WHEREAS, Guarantor acknowledges receipt of copies of the Loan Agreement, the Note and the other Facility Loan
Documents (as defined in the Loan Agreement); and

          WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition to Lender's obligation to make the Loan and other loans to Borrower pursuant to the Loan Agreement, and Guarantor expects to derive financial benefit from the making of the Loan and other loans by Lender to Borrower;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:


                            ARTICLE I

                            GUARANTEE

          1.01 Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Lender and becomes surety to Lender for the due, punctual and full payment and performance of, and covenants with Lender to duly, punctually and fully pay and perform, the following (collectively, the "Guaranteed
Obligations"):

               (a) all indebtedness of Borrower to Lender evidenced by the Note and/or incurred under the Loan Agreement, including other loans from Lender to Borrower, both principal and interest, future advances and any refinancing or refunding of any thereof, and all other amounts due or to become due under the Loan Agreement, the Note and the other Facility Loan Documents, and any refinancing or refunding of any thereof, whether now existing or hereafter arising, contracted or incurred; and

               (b) all covenants, agreements, obligations and liabilities of Borrower under the Loan Agreement, the Note and the other Facility Loan Documents, whether now existing or hereafter arising, contracted or incurred, as and when such payment or performance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Facility Loan Documents.

          1.02. Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

               (a)       any amendment, modification or
     supplement to the Loan Agreement, the Note or any other
     Facility Loan Document;

                (b) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty, the Loan Agreement, the Note or any other Facility Loan Document (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

               (c) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower;

               (d)       any failure to perfect or continue
     perfection of, or any release or waiver of, any rights given to Lender in any property as security for the performance of any of the Guaranteed Obligations;

               (e)       any extension of time for payment or
     performance of any of the Guaranteed Obligations;

               (f)       the genuineness, validity or
     enforceability of the Facility Loan Documents;

               (g)       any limitation of liability of Borrower
     contained in any Facility Loan Document;

               (h)       any defense that may arise by reason of
     the failure of Lender to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceeding;

               (i)       any voluntary or involuntary
     liquidation, dissolution, sale of all or substantially all of the property of Borrower, or any marshalling of assets and liabilities, or other similar proceeding affecting, Borrower or any of its assets;

               (j) the release of Borrower from performance or observance of any of the agreements, covenants, terms or conditions contained in the Facility Loan Documents by operation of law;

               (k)       the failure of Lender to keep Guarantor
     advised of Borrower's financial condition, regardless of the existence of any duty to do so; or

               (l)       any other circumstances which might
     otherwise constitute a legal or equitable discharge of a guarantor or surety.

No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Borrower or any Guarantor now has or hereafter may have against Lender, shall be available hereunder to Guarantor against Lender.

          1.03.  No Notice or Duty to Exhaust Remedies.
Guarantor hereby waives diligence, presentment, demand, protest and all notices of any kind, and waives any requirement that Lender exhaust any right or remedy, or proceed first or at any time, against Borrower or any other guarantor of, or any security for, any of the Guaranteed Obligations. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Lender may pursue its rights and remedies under this Guaranty and under the other Facility Loan Documents in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding such other Facility Loan Documents and notwithstanding any action taken by Lender or inaction by Lender to enforce any of its rights or remedies against any other guarantor or any other person, entity, partnership, corporation, limited liability company (a "Person") or property whatsoever.

          1.04.  SUBORDINATION OF SUBROGATION, ETC.
NOTWITHSTANDING ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED BY GUARANTOR BY REASON OF THIS GUARANTY (INCLUDING BUT NOT LIMITED TO APPLICATION OF FUNDS ON ACCOUNT OF SUCH PAYMENTS OR OBLIGATIONS), GUARANTOR HEREBY IRREVOCABLY (A) SUBORDINATES TO THE PRIOR PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO ASSERT ANY CLAIM AGAINST BORROWER OR ANY OTHER PERSON, OR AGAINST ANY DIRECT OR INDIRECT SECURITY, ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER OR PURSUANT TO THIS GUARANTY, INCLUDING WITHOUT LIMITATION ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY, AND (B) WAIVES AND RELEASES ANY RIGHTS IT MAY HAVE AT ANY TIME TO REQUIRE THE MARSHALING OF ANY ASSETS OF BORROWER, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER OR PURSUANT TO THIS GUARANTY, AND ANY AND ALL RIGHTS THAT WOULD RESULT IN GUARANTOR BEING DEEMED A "CREDITOR" UNDER THE UNITED STATES BANKRUPTCY CODE OF BORROWER OR ANY OTHER PERSON.


                            ARTICLE II

                            COVENANTS

          2.01. Covenants. Guarantor hereby covenants to Lender that:

               (i) Promptly upon becoming aware thereof, Guarantor shall give Lender notice of (i) the commencement, existence or threat of any proceeding by or before any governmental authority against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations, condition (financial or otherwise) or prospects of Guarantor.

              (ii) Guarantor shall permit such Persons as Lender may designate to examine Guarantor's books and records and take copies and extracts therefrom and to discuss the affairs of Guarantor with its officers, employees and independent accountants at such times and as often as Lender may reasonably request. Guarantor hereby authorizes such officers, employees and independent accountants to discuss with Lender the affairs of Guarantor.

               (iii)     If Guarantor is a corporation or
     partnership, Guarantor shall not dissolve, merge or consolidate with any other Person or sell, transfer or otherwise dispose of all or a substantial part of its assets, and shall continue to engage in its business substantially as currently conducted and operated and shall not engage in any other business.


                           ARTICLE III

                          MISCELLANEOUS

          3.01. Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar Law, all as though such payment had not been made. If an Event of Default (as defined in the Loan Agreement) at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to any of the Facility Loan Documents shall at such time be prevented by reason of the pendency against Borrower of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such Facility Loan Documents shall be deemed to have been declared in default or accelerated with the same effect as if such Facility Loan Documents had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay the Guaranteed Obligations in full without further notice or demand.

          3.02. Lender's Right of Set-Off. If an Event of Default shall occur, Lender shall have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to the unpaid balance of the Guaranteed Obligations any debt owing to, and any other funds held in any manner for the account of Guarantor by Lender or such holder, including without limitation all funds in all deposit accounts (general or special) now or hereafter maintained by Guarantor with Lender or such holder. Such right shall exist whether or not Lender or any such holder shall have made any demand under this Guaranty or any other Facility Loan Document and whether or not the Guaranteed Obligations are matured or unmatured. Guarantor hereby confirms the foregoing arrangements and each such holder's and the Lender's right of banker's lien and set-off and nothing in this Guaranty or any other Facility Loan Document shall be deemed any waiver or prohibition of any such holder's or of Lender's right of banker's lien or set-off.

          3.03. Further Assurances. From time to time upon the request of Lender, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

          3.04. Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

          3.05. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Guaranty or any other Facility Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Guaranty are cumulative and not exclusive of any rights or remedies which Lender would otherwise have under the other Facility Loan Documents, at law or in equity.

          3.06. Notices. All notices, requests, demands, directions and other communications under the provisions of this Guaranty shall be sent and deemed given in accordance with
Section 11.6 of the Loan Agreement.

          3.07. Expenses. Guarantor agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Lender, incurred by Lender from time to time arising in connection with Lender's enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Lender in connection with any default by Guarantor of any of its obligations hereunder.

          3.08. Survival. All obligations of Guarantor to make payments under Sections 3.01 or 3.07 hereof or to indemnify
Lender (including indemnities by Borrower of Lender under the Facility Loan Documents) shall survive the payment and performance in full of the Guaranteed Obligations.

          3.09. Jurisdiction; Etc. Guarantor irrevocably (a) agrees that Lender may bring suit, action or other legal proceedings arising out of this Guaranty in the courts of the State of Florida or the courts of the United States for the District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which such Guarantor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (d) waives any right Guarantor may have to a jury trial in connection with any such suit, action or proceeding.

          3.10. Severability. If any term or provision of this Guaranty or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          3.11. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          3.12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida.

          3.13. Successors and Assigns. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

          IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

                  CV REIT, INC., a Delaware corporation


                  By:/s/ Louis P. Meshon, Sr.

                  Name:Louis P. Meshon, Sr.

                  Title: President and Chief Executive Officer